UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material pursuant to §240.14a-12

Five Star Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 6, 2022

Dear Shareholder:

You are cordially invited to attend the 2022 annual meeting of shareholders (the “annual meeting”) of Five Star Bancorp (“we,” “us” or the “Company”). The annual meeting will be held in person at 1220 9th Street, Sacramento, California 95814 on May 19, 2022 at 4:30 p.m. Pacific Time.

Matters to be Voted On

The notice of the annual meeting is enclosed with this letter. The following important documents related to the annual meeting and your ownership of common stock of the Company are available at http://www.edocumentview.com/FSBC:

•	Proxy statement
•	Proxy card (action required – please complete and return using the instructions on the proxy card)
•	Annual Report on Form 10-K for the year ended December 31, 2021

At the annual meeting, shareholders will be asked to vote on the following three proposals, each of which is outlined in the Company’s proxy statement:

1.	To elect 12 director nominees to the Company’s board of directors;
2.	To amend Section 3.2 of the Company’s Amended and Restated Bylaws to change the range of the board of directors from five (5) to fifteen (15) to a range of nine (9) to seventeen (17), and to make other clarifying edits; and
3.	To ratify the appointment of Moss Adams LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

The board of directors unanimously recommends a vote “FOR” each of the 12 director nominees and “FOR” each of the other proposals.

It is important that your shares be represented at the annual meeting whether you plan to attend or not. You can vote your shares online, via telephone, or by completing and returning the proxy card in the enclosed return envelope if the proxy materials were mailed to you. Voting instructions are printed on your proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. Please indicate on the proxy card your vote on the matters presented, and sign, date, and return the proxy card using the instructions on the proxy card. If you attend the annual meeting and wish to vote in person, your proxy will be withdrawn at that time.

*****

I sincerely appreciate your support and look forward to seeing you at the annual meeting.

Sincerely,

James E. Beckwith
President and Chief Executive Officer

FIVE STAR BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FIVE STAR BANCORP:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the 2022 annual meeting of shareholders (the “annual meeting”) of Five Star Bancorp (“we,” “us” or the “Company”) will be held in person at 1220 9th Street, Sacramento, California 95814 on May 19, 2022 at 4:30 p.m. Pacific Time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors: To elect 12 director nominees to the board of directors of the Company to serve until the next annual meeting and their successors are elected and qualified. The persons nominated by the board of directors to serve as directors are:
Larry E. Allbaugh	David F. Nickum
James E. Beckwith	Robert T. Perry-Smith
Shannon Deary-Bell	Kevin F. Ramos
Warren P. Kashiwagi	Randall E. Reynoso
Donna L. Lucas	Judson T. Riggs
David J. Lucchetti	Leigh A. White

2.	Bylaws: To amend Section 3.2 of the Company’s Amended and Restated Bylaws, to change the range of the board of directors from five (5) to fifteen (15) to a range of nine (9) to seventeen (17), and to make other clarifying edits.
3.	Auditor: To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.
4.	Other Business: To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors has fixed the close of business on March 22, 2022 as the record date for determination of shareholders entitled to notice of, and to vote at, the 2022 Annual Meeting. A complete list of such shareholders (which includes a list of shareholders’ names, addresses, and shareholdings) is available for inspection at the Company’s executive office during normal business hours. Our principal executive office is located at 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670.

The board of directors unanimously recommends a vote “FOR” each of the 12 director nominees and “FOR” each of the other proposals.

It is important that your shares be represented at the annual meeting whether you plan to attend or not. You can vote your shares online, via telephone, or by completing and returning the proxy card in the enclosed return envelope if the proxy materials were mailed to you. Voting instructions are printed on your proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. Please indicate on the proxy card your vote on the matters presented, and sign, date, and return the proxy card using the instructions on the proxy card. If you attend the annual meeting and wish to vote in person, your proxy will be withdrawn at that time.

BY ORDER OF THE BOARD OF DIRECTORS

Shelley Wetton, Corporate Secretary

April 6, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 19, 2022

The Company’s proxy statement, proxy card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are available at https://investors.fivestarbank.com/financial-information/sec-filings. You may request free copies of our financial materials (Annual Report on Form 10-K and proxy statement) from Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670. A request for printed materials must be received by us no fewer than 10 days prior to the date of the annual meeting.

WE URGE YOU TO VOTE IN FAVOR OF THE ITEMS ABOVE BY VOTING ONLINE, VIA TELEPHONE, OR BY COMPLETING AND RETURNING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE IF THE PROXY MATERIALS WERE MAILED TO YOU AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. THE PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THE PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

PROXY STATEMENT TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Five Star Bancorp (which we refer to in this proxy statement as “we,” “us,” “our,” or the “Company”) to be used at the 2022 annual meeting of shareholders of the Company (the “annual meeting”). The Company is a bank holding company that operates through its wholly owned subsidiary, Five Star Bank (“Five Star” or the “Bank”).

Internet Availability of Proxy Materials

This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report on Form 10-K”)_are available on the Company’s investor relations website at https:// investors.fivestarbank.com/financial-information/sec-filings. You can also obtain copies free of charge on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to shareholders on or about April 6, 2022, containing instructions on how to access and review this proxy statement and the Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy card via online, telephone, or mail (if you received printed proxy materials). If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.

Time and Location

The annual meeting will be held in person at 1220 9th Street, Sacramento, California 95814 on May 19, 2022 at 4:30 p.m. Pacific Time.

Who Can Vote at the Annual Meeting

Shareholders of Record

You are entitled to vote your shares of Five Star Bancorp common stock if the records of the Company show that you held your shares as of the close of business on March 22, 2022 (the “Record Date”).

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on the Record Date, 17,246,299 shares of Five Star Bancorp common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Attending the Meeting

Shareholders or authorized representatives of a beneficial holder of the Company’s common stock, or their legal proxy holders, as of the close of business on the Record Date are entitled to attend the annual meeting. For beneficial owners, instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.

The annual meeting will begin promptly at 4:30 p.m. Pacific Time on May 19, 2022. We encourage you to arrive prior to start time. All attendees  must present appropriate documentation at the annual meeting prior to being admitted, which includes:

•	Valid photo identification: Any shareholder of record, beneficial owner, or valid proxy or representative of such shareholder, must present a valid, current form of government-issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.
•	Proof of ownership:
o	If you hold shares registered directly in your name, you record holder’s ownership as of the Record Date must be verified on the list of registered shareholders maintained by our transfer agent, Computershare.
o	If you hold shares in a stock brokerage account or by a bank or other nominee, then you must present proof of ownership, such as a brokerage statement or letter from your broker, bank, or other nominee, demonstrating that you held our common stock as of the Record Date.
•	Proof of representation: If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the annual meeting.
•	Proof of valid proxy:
o	If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in a stock brokerage account or by a bank or other nominee, then you must present:
•	Valid photo identification as described above;
•	A written legal proxy from the broker, bank, or other nominee holding shares to the shareholder that is assignable and signed by the shareholder; and
•	Proof of ownership, such as a brokerage statement or letter from the broker, bank, or other nominee demonstrating that the shareholder who appointed you legal proxy held our common stock as of the Record Date.
o	If you hold a proxy to vote shares at the annual meeting for a shareholder who is a registered shareholder, then:
•	You must present valid photo identification as described above;
•	You must provide written legal proxy to you signed by the registered shareholder; and
•	The registered shareholder’s ownership as of the Record Date must be verified on the list of registered shareholders maintained by our transfer agent.

For the safety of attendees, all boxes, handbags, and briefcases are subject to inspection upon entry. Cameras (including cell phones with photographic capabilities), audio/video recording devices, and other electronic devices are not permitted at the annual meeting.

Shareholders may vote during the annual meeting. Shareholders may also vote before the date of the annual meeting using the one of the methods provided on the proxy card. We recommend that shareholders vote by mail (if you received printed proxy materials), internet, or telephone prior to the meeting, even if they plan to attend the annual meeting in person.

Items Voted on; Vote Required

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record of those shares and the Notice of Internet Availability of Proxy Materials (and any proxy materials you may request) are being sent directly to you by the Company. As the shareholder of record, you have the right to vote prior to the annual meeting, using the one of the methods provided on the proxy card, or to vote in person at the annual meeting. Please follow the instructions in the Notice of Internet Availability of Proxy Materials and your proxy card on how to vote your shares.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, bank, or other nominee which is considered to be the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote and are also invited to attend the annual meeting. If you wish to vote these shares at the annual meeting, you must contact your broker, bank, or other nominee for instructions. Your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee as to how to vote your shares for you.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, then such broker, bank, or other nominee may generally vote your shares at their discretion on “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, but cannot vote on “non-routine” matters, such as the election of directors or the amendment of the Company’s Amended and Restated Bylaws (“Bylaws”). If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank, or other nominee may inform the Company that it does not have the authority to vote on the matter with respect to your shares, though your shares would still be considered present for quorum purpose. This is generally referred to as a “broker non-vote.”

Quorum

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Five Star Bancorp common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions by submitting your proxy card pursuant to the instructions thereon or instructing your broker, bank, or other nominee as to how to vote your shares or attend the annual meeting, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence or absence of a quorum.

Vote Required

•	Item 1 - In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is 12. In the election of directors, abstentions, broker non-votes, and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•	Item 2 – In voting on the approval to amend Section 3.2 of the Company’s Bylaws to change the range of the board of directors from five (5) to fifteen (15) to a range of nine (9) to seventeen (17) and to make other clarifying edits, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote. In the amendment of our Bylaws, abstentions and broker non-votes are treated as present for quorum purposes and have the same effect as a vote against.
•	Item 3 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2022, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes and have the same effect as a vote against. We do not expect to receive broker non-votes on this proposal as brokers, banks, or other nominees will have discretionary authority to vote shares for which beneficial shareholders do not provide voting instructions.

Abstentions and Broker Non-Votes

For Item 1, abstentions and broker non-votes are not considered “votes cast” and will therefore have no effect on the outcome of the vote on election of directors. For Item 2, abstentions and broker non-votes will have the same effect as a vote against. For Item 3, abstentions will have the same effect as a vote against and broker non-votes are not expected.

An abstention occurs when a shareholder attends the annual meeting, either in person or by proxy but abstains from voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. For Item 3, the broker will have discretionary authority to vote shares for which beneficial shareholders do not provide voting instructions.

Effect of Not Casting Your Vote for Shares Held in Street Name

Items 1 and 2: If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors or the amendment of the Company’s Bylaws. Current regulations restrict the ability of your broker, bank, or other nominee to vote your uninstructed shares in the election of directors, the amendment of the Company’s Bylaws, and certain other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors or the amendment of the Company’s Bylaws, no votes will be cast on your behalf. These are referred to as broker non-votes.

Item 3: Your broker, bank, or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

This proxy statement is being provided to you by the board of directors to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Company common stock represented at the annual meeting by properly voting by mail (if you received printed proxy materials), internet, or telephone prior to the meeting or executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. If you vote by mail (if you received printed proxy materials), internet, or telephone without giving voting instructions or if you sign, date, and return a proxy card without giving voting instructions, your shares will be voted as recommended by the board of directors.

The board of directors unanimously recommends a vote:

•	“FOR” each of the nominees for director;
•	“FOR” the amendment of the Company’s Bylaws; and
•	“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares of Five Star Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If your Five Star Bancorp common stock is held in street name, you will receive instructions from your broker, bank, or other nominee that you must follow to have your shares voted. Your broker, bank, or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank, or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank, or other nominees, you must contact your broker, bank, or other nominee.

Revoking Your Proxy

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670 before your Company common stock has been voted at the annual meeting, deliver a later-dated and executed valid proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Requirement for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials

Consideration of Recommendations by Shareholders

It is the policy of the Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the board of directors. In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth in the Company’s Bylaws.

Procedures to be Followed by Shareholders

To submit a recommendation for a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairperson of the Governance and Nominating Committee, care of the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670. Any recommendation for a director candidate will be subject to the procedures as set forth in Section 2.2 of the Company’s Bylaws.

In order for a director candidate to be considered for nomination by the board of directors at the Company’s annual meeting of shareholders, the Company’s Corporate Secretary must receive notice of a shareholder nomination or proposal not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, notice by the shareholder must be timely received (i) not earlier than the close of business on the 120th day prior to the annual meeting; and (ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first public announcement of the date of the meeting.

Requirements for Shareholder Proposals to Be Included in the Company’s Proxy Materials

Shareholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2023 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 7, 2022. If next year’s annual meeting has been changed by more than 30 calendar days from May 19, 2023, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the board of directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s Corporate Secretary must receive notice of a shareholder nomination or proposal not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, notice by the shareholder must be timely received (i) not earlier than the close of business on the 120th day prior to the annual meeting and (ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first public announcement of the date of the meeting.

A shareholder who desires to raise new business must provide certain information, as provided by our Bylaws, to the Company concerning a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business on behalf of a beneficial owner, as well as certain additional information as provided by our Bylaws concerning the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.

Proxy Solicitation Costs

The accompanying proxy is being solicited by the board of directors. The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

CORPORATE GOVERNANCE

Election and Classification of Directors

In accordance with the terms of our Bylaws, each of our directors will be elected for a one-year term until the following annual meeting of shareholders or until their successors are elected and qualified.

Director Selection Process

Our Bylaws provide that nominations of persons for election to the board of directors may be made by or at the direction of our board of directors or by any shareholder entitled to vote for the election of directors at the annual meeting who complies with certain advance notice procedures. The Governance and Nominating Committee is responsible for identifying and recommending candidates to the board of directors as vacancies occur. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, professional experience, and leadership qualities. The Governance and Nominating Committee will also take into account the candidate’s level of financial literacy, their determination of the person’s independence as a director, and the nominee’s non-business-related activities and experience. The Governance and Nominating Committee is responsible for monitoring the mix of skills and experience of the directors to assess whether the board of directors has the necessary tools to perform its oversight function effectively. Although we do not have a separate diversity policy, the Governance and Nominating Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to our board of directors. The Governance and Nominating Committee will also evaluate candidates recommended by shareholders, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws.

Director Independence

We are required to comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) with respect to the independence of directors who serve on our board of directors and its committees. Under the rules of Nasdaq, independent directors must comprise a majority of our board of directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our board of directors has affirmatively determined that, except for James Beckwith and David Nickum, each of our current and former directors who served during the fiscal year ended December 31, 2021 is an independent director, as defined under the applicable rules.

Board Diversity Matrix

Our Governance and Nominating Committee is committed to promoting diversity on our board of directors. We have surveyed our current directors and asked each director to self-identify their race, ethnicity, and gender using one or more of the below categories. The results of this survey are included in the matrix below.

Board Diversity Matrix (As of March 17, 2022)
Total Number of Directors	13
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	10	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Board Committees

Our board of directors has established three standing committees in connection with the discharge of its responsibilities – the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. These committees perform the same functions for the Bank. Our board of directors also maintains the authority to appoint additional committees to perform certain management and administrative functions. Our board of directors has adopted written charters for each of these committees, copies of which are available on the Company’s website at https://investors.fivestarbank.com/corporate-governance/governance-overview. As necessary from time to time, special committees may be established by our board of directors to address certain issues.

Audit Committee

Our Audit Committee consists of Robert T. Perry-Smith (Committee Chairperson), Randall E. Reynoso, and Warren P. Kashiwagi. Our Audit Committee is responsible for overseeing, among other things: the integrity of our consolidated financial statements and internal controls; our compliance with legal and regulatory requirements; the periodic assessment of accounting practices and policies and risk management; the selection, qualifications, independence, and performance of our independent registered public accounting firm; pre-approval of all permitted non-audit services to be performed by the independent registered public accounting firm; establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services; and the performance of the internal audit function. The Audit Committee has the authority to retain independent counsel and advisors to assist in carrying out its responsibilities. During 2021, the Audit Committee held 11 regular meetings and one special meeting.

Our board of directors has determined that Robert T. Perry-Smith, Randall E. Reynoso, and Warren P. Kashiwagi each satisfy the requirements for independence as an audit committee member and the requirement for financial literacy under the rules and regulations of Nasdaq and the SEC. Each of Robert T. Perry-Smith, Randall E. Reynoso, and Warren P. Kashiwagi qualify as an “audit committee financial expert” as defined in the SEC rules and satisfy the financial sophistication requirements of Nasdaq.

Compensation Committee

Our Compensation Committee consists of Judson T. Riggs (Committee Chairperson), Robert T. Perry-Smith, and Kevin F. Ramos, each of whom is a nonemployee member of our board of directors. The committee is responsible for, among other things: reviewing and approving compensation arrangements, including equity and any non-equity incentive compensation for our Chief Executive Officer, other executive officers, and members of senior management designated by the committee; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; reviewing and recommending revisions to director compensation practices; and administering employee benefit plans. The Compensation Committee has the authority to retain independent counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. During 2021, the Compensation Committee held four regular quarterly meetings and five special meetings.

Our board of directors has determined that each of Judson T. Riggs, Robert T. Perry-Smith, and Kevin F. Ramos satisfy the requirements for independence under the rules of Nasdaq and the SEC.

Governance and Nominating Committee

Our Governance and Nominating Committee consists of Larry E. Allbaugh (Committee Chairperson), Shannon Deary-Bell, and David J. Lucchetti. The committee is responsible for, among other things: identifying and recommending individuals to our board of directors who are qualified to become directors; recommending candidates for election to our board of directors to fill vacancies; reviewing the number, type, functions, structure, and independence of committees; and recommending members of the board of directors for committees; developing, updating, as necessary, and recommending to the board of directors corporate governance principles and policies applicable to the Company, including social responsibility, environmental, and sustainability matters and risks associated therewith; tracking board skill sets; monitoring board meetings and board member involvement; managing board member continuing education; establishing, coordinating, and reviewing annual evaluations of our board of directors and committees; and reviewing succession planning for the board, Chief Executive Officer, and senior management. The Governance and Nominating Committee has the authority to retain independent counsel and other advisors to assist in carrying out its responsibilities. During 2021, the Governance and Nominating Committee held four regular quarterly meetings and one special meeting.

Our board of directors has determined that each of Larry E. Allbaugh, Shannon Deary-Bell, and David J. Lucchetti satisfy the requirements for independence under the rules of Nasdaq and the SEC.

Hedging, Pledging, and Margin Accounts

The Company’s insider trading policy prohibits executive officers, directors, and employees from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or exchange funds), making short sales of Five Star Bancorp securities, or otherwise engaging in any transactions that hedge or offset any decrease in the market value of Five Star Bancorp securities or limit the ability to profit from an increase in the market value of Five Star Bancorp securities. Furthermore, the Company’s insider trading policy prohibits executive officers, directors, and employees from holding Five Star Bancorp securities in a margin account or pledging Five Star Bancorp securities as collateral for a loan.

Board Leadership Structure

Our board of directors is committed to objective and independent leadership for our board of directors and each of its committees. Our board of directors views the active, objective, independent oversight of management as central to effective governance, serving the best interests of our company and our shareholders, executing our strategic objectives, and creating long-term value. This commitment is reflected in our company’s governing documents, including our Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the Board’s committees. Our board of directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Board Chairperson, and the election of a Lead Independent Director is not required, per our Bylaws. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Board Chairperson, with James E. Beckwith serving as our President and Chief Executive Officer, David J. Lucchetti serving as Board Chairperson, and David F. Nickum serving as Vice Chairperson of the Board. We believe this reinforces the leadership role of our board of directors in its oversight of our business and affairs.

Board Oversight of Risk Management

We believe that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face, and, ultimately, our long-term corporate success. Risk management refers to the activities by which we identify, measure, monitor, evaluate, and manage the risks we face in the course of our banking activities. These include liquidity, interest rate, credit, operational, compliance, regulatory, strategic, financial, and reputational risk exposures. Our board of directors, both directly and through its committees, is responsible for overseeing our risk management processes, including quarterly enterprise risk management assessments, and annual cyber, Bank Secrecy Act/anti-money laundering, and third-party risk assessments, with each of the committees of our board of directors assuming a different and important role in overseeing the management of the risks we face.

The Audit Committee of our board of directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures, and internal control over financial reporting). The Compensation Committee of our board of directors has primary responsibility for risks and exposures associated with our compensation policies, plans, and practices regarding both executive compensation and our compensation structure generally. Our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure that these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Governance and Nominating Committee of our board of directors oversees risks associated with the independence of our board of directors and potential conflicts of interest.

Our senior management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment, and execution risks, on a day-to-day basis, and reporting to our board of directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our board of directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our board of directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our board of directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic, and effective approach for identifying, managing, and mitigating risks throughout our operations.

Attendance at Meetings

Our directors meet regularly to review our operations and discuss our business plans and strategies. Our board of directors met 14 times during 2021. During 2021, each director attended at least 75% of the combined total of meetings of the board and meetings of each committee on which such director served during the period in which he or she served. The board of directors encourages directors to attend the annual meeting of shareholders. All 10 directors serving on the board of directors at the time of the 2021 Annual Meeting of Shareholders attended the Company’s 2021 Annual Meeting of Shareholders.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees, including its principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions. The Code Conduct is available upon written request to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670 and on the Company’s website at https://investors.fivestarbank.com/corporate-governance/governance-overview. Any waiver or modification of the Code of Conduct for a senior financial officer will be promptly disclosed to shareholders as required by applicable law, including the rules of Nasdaq.

Human Capital

To facilitate talent attraction and retention, we strive to create an inclusive, safe, and healthy workplace with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits, and health and welfare programs.

Employee Profile

As of December 31, 2021, we had 163 full-time employees and five part-time employees. None of our employees is covered by a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.

Compensation and Benefits

We provide a competitive compensation and benefits program to help meet the needs of our employees. In addition to salaries, this program includes annual bonus opportunities, a 401(k) plan with an employer matching contribution, healthcare and insurance benefits, flexible spending accounts, paid time off and family leave, and an employee assistance program.

Learning and Development

We invest in the growth and development of our employees by providing a multi-dimensional approach to learning that empowers, intellectually grows, and professionally develops our colleagues under the leadership of a Training and Development Manager. We facilitate the educational and professional development of our employees through support to attend conferences and obtain degrees, licenses, and certifications while employed by us.

Commitment to Environmental, Social, and Governance

We are executing, and plan to scale-up, an Environmental, Social, and Governance (“ESG”) strategy to drive positive change that focuses on environmental impacts of our business, social factors in the communities we serve, and the governance of our board of directors. The Governance and Nominating Committee of our board of directors is responsible for oversight of our ESG efforts generally, including material risks to our operations, and recommends to our board of directors any desirable changes as to our ESG efforts.

Environmental: Climate change impacts our customers, communities, employees, and shareholders. We are committed to developing policies and procedures that can contribute to reducing the effects of climate change, including funding customer business ventures that create positive environmental impact through agriculture or technology. Beginning in June 2021, we onboarded over 2,000 loans in a micro-loan program funding residential energy efficiency equipment. Additionally, we equip customers with technology tools designed to reduce their carbon footprint by reducing in-branch customer visits.

We have taken steps designed to help reduce our own carbon footprint by utilizing e-signatures to conduct business to reduce paper consumption and encouraging our employees to work remotely, where possible. We recognize that reducing the effects of climate change and helping to drive the transformation of a lower carbon environment are ongoing efforts, and plan to continually seek out opportunities that can positively offset the effect that climate change has on the environment.

Social: We work to create positive social impacts in the communities in which our business operates, including by addressing food deserts, supporting affordable housing projects, and encouraging nonprofit donations. As the effects of the COVID-19 pandemic continue, including the emergence of new variants, we remain committed to employee and customer safety through robust alternative working arrangements and extensive safety measures.

Governance: The Governance and Nominating Committee of our board of directors is committed to diversity on our board of directors and compliance with applicable rules, regulations, and guidance regarding the composition of our leadership. During the course of 2021, we added members to our board of directors who represent diverse backgrounds, including race, ethnicity, gender, and other demographics. We are committed to ethical business practices and accounting transparency, as evidenced through our involvement in the community and results of examinations by regulators.

Dedication to Diversity, Equity, and Inclusion

Diversity, Equity, and Inclusion (“DE&I”) is essential in our workplace. We have a fully engaged Senior Vice President and Chief Operations Officer and Chief DE&I Officer who leads our DE&I efforts. Our Human Resources department is demonstrating a commitment to DE&I through hiring practices and employee training. We are committed to ensuring that all employees feel a sense of belonging in the workplace and that processes and programs are impartial, fair, and provide equal opportunity for every individual. We also have a history of serving customers in the nonprofit community who assist our region’s most vulnerable, underserved, and underrepresented populations.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

ITEM 1. ELECTION OF DIRECTORS

Election and Classification of Directors

In accordance with the terms of our Bylaws, each of our directors will be elected for a one-year term until the following annual meeting of shareholders or until their successors are elected and qualified.

Accordingly, at the annual meeting, shareholders will vote to elect 12 directors to serve for terms expiring at the Company’s 2023 Annual Meeting of Shareholders. Each of the following persons listed and described below is nominated for election as a director at the meeting. The term of service indicated for each director below includes the term of service as a director of the Bank prior to the Company becoming the bank holding company for the Bank. Each member of the Company’s board of directors also serves as a member of the Bank’s board of directors. No director has any family relationship, as defined in Item 401(d) of Regulation S-K, with any other director or any of our executive officers. None of the persons nominated for election as director listed below were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such.

The persons nominated for election as a director receiving the most votes will be elected directors. Abstentions, broker non-votes, and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election of directors. In the event that any of the persons nominated for election should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the persons named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are set forth herein and in the Company’s Bylaws.

The following is a brief discussion of the background and experience of our directors, each of whom have been nominated for election as a director at the meeting. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

David J. Lucchetti

Mr. Lucchetti, age 77, has been a director since 2003. Mr. Lucchetti serves as Chairperson of the board of directors, a position he has held since May of 2019. Mr. Lucchetti currently serves as the Executive Chairman of the board of directors of Pacific Coast Building Products, Inc. He also previously served as the President and Chief Executive Officer of Pacific Coast Building Products, Inc., from 1979 and 1988, respectively, until his retirement in 2021, after originally joining the company in 1970. Mr. Lucchetti also serves on the board of directors and executive committee of the Greater Sacramento Economic Council. He has been a member of the California State University Sacramento Business Advisory Board and a member of the boards of trustees of the Sacramento Regional Foundation and Sacramento Neighborhood Housing Service. He previously served as a gubernatorial appointee to the Contractors State License Board. He has also previously served on numerous charitable foundations. Mr. Lucchetti is a member of the Governance and Nominating Committee. We believe Mr. Lucchetti’s experience in operations and management as well as his understanding of the California manufacturing industry and its business leaders qualify him to serve on our board of directors.

David F. Nickum

Mr. Nickum, age 57, has been a director since 2010. Mr. Nickum serves as Vice Chairperson of the board of directors, a position he has held since May of 2019. Since 2010, Mr. Nickum has served as Owner and President of Waveco, Inc. d.b.a. Valley Farm Transport, Inc., one of the largest agricultural trucking companies in the United States, after being employed there in various capacities since 1988. Mr. Nickum is a past chairperson of Make-A-Wish Foundation of Northeastern and Central California and Northern Nevada, a former board member of St. Michael’s Episcopal Day School, and a past board member of Tesco Controls, Inc. Mr. Nickum is also a member of Cal Poly College of Agriculture, Food, and Environmental Sciences’ Dean’s Advisory Council. We believe Mr. Nickum’s vast experience in operations, finance, and management as well as his strong understanding of the California agricultural industry and its business leaders qualify him to serve on our board of directors.

Larry E. Allbaugh

Mr. Allbaugh, age 58, has been a director since 1999. Mr. Allbaugh has served as an executive of Buzz Oates Commercial Real Estate since 1990, serving as Chief Executive Officer for the past eleven years. Mr. Allbaugh serves on the board of directors of Teichert Inc. and serves as Chair of its Audit Committee. He also serves on the boards of directors of the Greater Sacramento Economic Council as its Vice Chair and the Marvin Buzz Oates Charitable Foundation as a founding director. He is active in multiple charitable and faith-based activities locally and internationally. Mr. Allbaugh is the Chairperson of the Governance and Nominating Committee. We believe Mr. Allbaugh’s management experience qualifies him to serve on our board of directors.

James E. Beckwith

Mr. Beckwith, age 64, has been a director since 2003. With nearly 30 years of experience, Mr. Beckwith serves as our President and Chief Executive Officer and is a member of our board of directors. Mr. Beckwith joined Five Star Bank in 2003. He is deeply connected to the Sacramento community and has chaired several community-based organizations, including the Sacramento Metro Chamber of Commerce, Valley Vision and KVIE (the local PBS affiliate). Mr. Beckwith is currently the Chair of the Western Bankers Association, a Private Sector Director with the Greater Sacramento Economic Council, and a member of the Sacramento State University College of Business Advisory Council. Mr. Beckwith previously served as Chief Financial Officer and Chief Operating Officer of National Bank of the Redwoods in Santa Rosa, California. He graduated from San Francisco State University with a Bachelor of Science degree in Business Administration with a concentration in Accounting. He is also a graduate of Pacific Coast Banking School at the University of Washington where he was class president. Recently, Mr. Beckwith was recognized by the Sacramento Metro Chamber of Commerce as the Businessman of the Year in 2020, and he was named among the Most Admired CEOs of 2020 by the Sacramento Business Journal. We believe Mr. Beckwith’s experience in management, accounting, and as director, as well as his understanding of the California industries and market, qualify him to serve on our board of directors.

Shannon Deary-Bell

Ms. Deary-Bell, age 55, has been a director since 2020. Ms. Deary-Bell serves as President and Chief Executive Officer of Nor-Cal Beverage, a position she has held since 2010. She has held several positions in her more than 30 years of service at Nor-Cal Beverage, including positions in the food service and vending divisions, Assistant Manager of the Sacramento Vending Department, Branch Manager of the Stockton facility, and Executive Vice President of Operations. Ms. Deary-Bell has been an active member of the Women Business Leaders of Sacramento since 2015, a member of the Sacramento Host Committee, and a member of Vistage, a CEO coaching and peer advisory organization, since 2013. Ms. Deary-Bell serves on the board of directors of Nor-Cal Beverage and served on the Jesuit High School board of directors for six years. Ms. Deary-Bell is a member of the Governance and Nominating Committee. We believe Ms. Deary-Bell’s operations and management experience qualifies her to serve on our board of directors.

Warren P. Kashiwagi

Mr. Kashiwagi, age 68, has been a director since 2021. Mr. Kashiwagi has over 40 years of professional public accounting experience. A retired certified public accountant, he has advised, counseled, and represented various businesses in tax planning and compliance, business succession planning, strategic planning, and merger and acquisition consulting. From 2011 to 2017, Mr. Kashiwagi was a tax partner with Crowe Horwath, LLP. Prior to that role, he was a tax partner with Perry-Smith LLP from 1988 to 2011. Mr. Kashiwagi has served on the boards of directors of the Sacramento Metropolitan Chamber of Commerce, the California Asian Pacific Chamber of Commerce, the Los Rios Colleges Foundation, and the Crocker Art Museum. He also served as Board Chair of Sutter Community Hospitals and as Board President of the Sacramento Japanese American Citizens League. Mr. Kashiwagi is a member of the Audit Committee. We believe Mr. Kashiwagi’s management and accounting experience qualifies him to serve on our board of directors.

Donna L. Lucas

Ms. Lucas, age 62, has been a director since 2021. Ms. Lucas has been the President and Chief Executive Officer of Lucas Public Affairs since its opening in 2006. Ms. Lucas served as Deputy Chief of Staff for strategic planning and initiatives for Governor Arnold Schwarzenegger and Chief of Staff for First Lady Maria Shriver. Ms. Lucas was also the Deputy Press Secretary for Governor George Deukmejian, Deputy Treasurer for State Treasurer Tom Hayes, and California Press Secretary for the 1988 presidential campaign of then-Vice President George H.W. Bush. Ms. Lucas is a past Chair of the California Chamber of Commerce board of directors and the Maria Shriver’s Women’s Alzheimer’s Movement. She serves as the chair of the College Futures Foundation and is on the boards of directors of the Scripps Institution of Oceanography and John Burton Advocates for Youth. Ms. Lucas is also a member of the Statewide Leadership Council of the Public Policy Institute of California (PPIC) and was on the PPIC’s board of directors from 2007 to 2019, chairing the Board from 2013 to 2016. Ms. Lucas is a founding member of She Shares, a unique conversation series featuring trailblazing women leaders who have created a lasting impact on women in California and beyond. She was named by the Sacramento Metro Chamber of Commerce as the Sacramento Businesswoman of the Year in 2018. We believe Ms. Lucas’s ties to our community and business experience qualify her to serve on our board of directors.

Robert T. Perry-Smith

Mr. Perry-Smith, age 74, has been a director since 2020. Mr. Perry-Smith founded and served as Chief Executive Officer of Perry-Smith LLP, an accounting and consulting firm that provided professional services to the banking industry, primarily in California. Upon his retirement in 2013, Mr. Perry-Smith concluded his 40-year career as a certified public accountant at both the national and regional levels, where he provided a number of professional services to the banking industry, specializing in audits, regulatory compliance, capital structures, and merger and acquisition services. Mr. Perry-Smith has been a frequent speaker at banking industry conferences and trade association meetings, including the Western Bankers Association. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Perry-Smith has served on the board of directors of Presidio Bank, Sierra Vista Bank (as Chairman), and the Perry-Smith Foundation. Mr. Perry-Smith is the Chairperson of the Audit Committee and a member of the Compensation Committee. We believe Mr. Perry-Smith’s experience in accounting and management qualify him to serve on our board of directors.

Kevin F. Ramos

Mr. Ramos, age 57, has been a director since 2019. Mr. Ramos is the Chief Investment Officer of Buzz Oates Commercial Real Estate, a position he has held since 1995, and Investment Committee Chairman of Pac West Industrial Equities, LP, a position he has held since 2017. He has 35 years of experience in the commercial real estate industry with specific experience in finance, entitlement, development, leasing, property management, investment, and asset management. He also currently serves on the board of directors of Saint John’s Program for Change and the Sacramento chapter of NAIOP, a national commercial real estate association. Mr. Ramos is a member of the Compensation Committee. We believe Mr. Ramos’s commercial real estate and investment management experience qualifies him to serve on our board of directors.

Randall E. Reynoso

Mr. Reynoso, age 64, has been a director since 2021. Mr. Reynoso has 40 years of banking experience, including serving as Executive Vice President of Wells Fargo Bank from 2007 until his retirement in 2020, leading the bank’s Business Banking for the San Francisco Bay Area and investor real estate for the nation and serving as Middle Market Banking Leader for Northern California. Prior to this, Mr. Reynoso served as President and Chief Operating Officer, and on the boards of directors, of both Placer Sierra Bancshares and Placer Sierra Bank. Additionally, Mr. Reynoso was instrumental in taking Placer Sierra Bank public in 2004 as well as facilitating the sale of the bank to Wells Fargo Bank in June 2007. A native of Sacramento, Mr. Reynoso has held leadership roles with numerous Northern California philanthropic organizations, including the San Francisco Opera Association, the San Francisco Travel Association, and the Zuckerberg San Francisco General Hospital. Past service includes leadership roles with the Sacramento Hispanic Chamber of Commerce, the Stanford Home for Children, the Mondavi Center for the Performing Arts, KVIE, the Nonprofit Resource Center, and Naturebridge. Mr. Reynoso is a member of the Audit Committee. We believe Mr. Reynoso’s banking experience, as well as his experience with public banks specifically, qualifies him to serve on our board of directors.

Judson T. Riggs

Mr. Riggs, age 67, has been a director since 2019. Mr. Riggs is the Chief Executive Officer and Chairman of Teichert Inc., positions he has held since 2003 and 2010, respectively. Mr. Riggs serves on the boards of directors of Teichert Inc., the Greater Sacramento Economic Council, the Host Committee, the Dean’s Advisory Council of the Graduate School of Management at University of California, Davis, and the Juvenile Justice Chaplaincy, and is the Vice Chair of the board of directors and Chair of the Finance Committee of PRIDE Industries. Mr. Riggs is the Chairperson of the Compensation Committee. We believe Mr. Riggs’s management experience qualifies him to serve on our board of directors.

Leigh A. White

Ms. White, age 58, has been a director since 2021. Ms. White has over 30 years of experience in key positions in television broadcast management throughout the United States. From 2015 to 2020, Ms. White served as Vice President and General Manager of KTXL-TV in Sacramento, California (FOX, Tribune Broadcasting). In February of 2022, Ms. White joined Vydiant, Inc., as Chief Revenue Officer. Ms. White recently completed service as Board Chair of the Sacramento Metro Chamber of Commerce. In addition, she is a member of the Salvation Army board of directors and past Chair of its Public Relations/Marketing Committee. Ms. White recently joined the Capital City Airshow Board as Director. She is a graduate of the University of Minnesota with a Bachelor of Science degree in Applied Studies/Communications. She is also a graduate of Leadership Sacramento and Leadership Knoxville. She most recently graduated from the Saïd School of Business Digital Disruption Program at the University of Oxford in Oxford, England. She is currently pursuing her MBA in Finance at Louisiana State University. We believe Ms. White’s leadership and business experience qualify her to serve on our board of directors.

The board of directors unanimously recommends a vote “FOR” the election of each of the 12 nominees for director.

ITEM 2 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S BYLAWS TO CHANGE RANGE OF DIRECTORS

The Company’s Bylaws currently provide that the number of directors of the Company may be no less than five (5) and no more than fifteen (15). At the meeting, the shareholders will be asked to amend Section 3.2 of Article III of the Company’s Bylaws, to change the range of the board of directors from five (5) to fifteen (15) to a range of nine (9) to seventeen (17), and to make certain clarifying edits to such provision.

The board of directors desires to amend Section 3.2 of the Bylaws to change the range of directors and to make the clarifying edits in order to accommodate changes to the number of directors and to provide flexibility in the event of future additions to the board of directors.

To be approved, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend Section 3.2 of the Bylaws. Abstentions and broker non-votes are treated as present for quorum purposes and will have the same effect as a vote against the proposal.

Section 3.2 of the Company’s Bylaws currently reads as follows:

The authorized number of directors of the corporation shall not be less than five nor more than fifteen until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in this Section 3.2 initially by a resolution duly adopted by the Board and thereafter by a bylaw or amendment thereof duly adopted by the Board or the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or by approval of the shareholders (as defined in Section 153 of the Code).

As amended, Section 3.2 of the Company’s Bylaws would read as follows:

The authorized number of directors of the corporation shall not be less than nine nor more than seventeen, until this range is changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the range specified in the articles of incorporation or in this Section 3.2: (i) by a resolution duly adopted by the Board or the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; (ii) by a bylaw or amendment thereof duly adopted by the Board; or (iii) by approval of the shareholders (as defined in Section 153 of the Code).

This general description of the proposed amendment to the Bylaws is qualified in its entirety by reference to the text of the proposed amendment to the Bylaws, which is provided as Appendix A to this proxy statement. Proposed additions are indicated by underlining and proposed deletions are indicated by strikethroughs.

The board of directors unanimously recommends a vote “FOR” the approval of this amendment to the Bylaws.

ITEM 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2022 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2010. A representative of Moss Adams LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP, and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices, and internal control over financial reporting.

Although ratification of our independent registered public accounting firm by shareholders is not required by law, the Audit Committee and board of directors desire to obtain the shareholders’ ratification of such appointment. If ratification of Moss Adams LLP as our independent registered public accounting firm is not approved by shareholders, the matter will be referred to the Audit Committee for further review and the Audit Committee may consider the appointment of other independent registered public accounting firm but is not required to do so. The Audit Committee retains the power to replace the independent registered public accounting firm if the Audit Committee determines that the best interests of the Company warrant a change.

To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Abstentions and votes withheld are treated as present for quorum purposes and will have the same effect as a vote against the proposal. We do not expect to receive broker non-votes in this proposal.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2021 and December 31, 2020 for services provided by Moss Adams LLP.

	2021	2020
Audit Fees(1)	$632,134	$278,350
Audit-Related Fees	—	—
Tax Fees(2)	26,655	25,137
All Other Fees(3)	2,459	6,451

(1)	For both years, includes fees for performance of, and related out-of-pocket costs incurred in connection with, the audit and review of financial statements. For 2021, also includes fees relating to the review of public filings and related services in connection with the Company’s initial public offering (“IPO”).
(2)	Includes fees related to, and related out-of-pocket costs incurred in connection with, the filing of federal and state tax returns. For 2020, includes tax planning.
(3)	Includes fees to cover expenses such as copying costs, postage, administrative billable time, report processing time, filing fees, and technology expenses.

Pre-Approval of Services by Moss Adams LLP

The Audit Committee is responsible for selecting, retaining, and terminating, when appropriate, the independent registered public accounting firm. Additionally, the Audit Committee is responsible for setting and approving compensation and overseeing the work of Moss Adams LLP, as the Company’s independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP and establishes policies and procedures for the engagement of Moss Adams LLP to provide such permissible non-audit services. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee also considers whether any non-audit services that may be provided by Moss Adams LLP compromise the independence of Moss Adams LLP.

In addition, the Audit Committee has unrestricted access to Moss Adams LLP, without management present, to review and discuss the Company’s consolidated financial statements or other matters deemed necessary and appropriate by the Committee.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the year ended December 31, 2021, all services were approved in advance by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the board of directors.

In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.

The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report on Form 10-K. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.

The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their audit, their consideration of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2022.

Audit Committee of the board of directors of Five Star Bancorp

Robert T. Perry-Smith (Chairperson)

Warren P. Kashiwagi

Randall E. Reynoso

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The table below provides information about our executive officers as of the date of this proxy statement.

Name	Age	Position
James E. Beckwith	64	President and Chief Executive Officer
Heather C. Luck	41	Senior Vice President and Chief Financial Officer
John W. Dalton	68	Senior Vice President and Chief Credit Officer
Michael E. Lee	60	Senior Vice President and Chief Regulatory Officer
Lydia A. Ramirez	41	Senior Vice President and Chief Operations Officer and Chief DE&I Officer
Michael A. Rizzo	56	Senior Vice President and Chief Banking Officer
Brett L. Wait	41	Senior Vice President and Chief Information Officer
Shelley R. Wetton	50	Senior Vice President and Chief Marketing Officer

The following is a brief description of the background and experience of each of our executive officers.

James E. Beckwith

With nearly 30 years of experience, Mr. Beckwith serves as our President and Chief Executive Officer and is a member of our board of directors. Mr. Beckwith joined Five Star Bank in 2003. He is deeply connected to the Sacramento community and has chaired several community-based organizations which include the Sacramento Metro Chamber of Commerce, Valley Vision, and KVIE (the local PBS affiliate). Mr. Beckwith is currently the Chair of the Western Bankers Association, a Private Sector Director with the Greater Sacramento Economic Council, and a member of the Sacramento State University College of Business Advisory Council. Mr. Beckwith previously served as Chief Financial Officer and Chief Operating Officer of National Bank of the Redwoods in Santa Rosa, California. He graduated from San Francisco State University with a Bachelor of Science degree in Business Administration with a concentration in Accounting. He is also a graduate of Pacific Coast Banking School at the University of Washington where he was class president. Recently, Mr. Beckwith was recognized by the Sacramento Metro Chamber of Commerce as the Businessman of the Year in 2020, and he was named among the Most Admired CEOs of 2020 by the Sacramento Business Journal.

Heather C. Luck

Ms. Luck serves as our Senior Vice President and Chief Financial Officer, a position she has held since February 2021. She first joined Five Star Bank in October 2018 as Vice President and Director of Finance. Prior to this, she was a Manager in Assurance Services for Ernst & Young, LLP from 2010 through 2017 where she led multiple audit engagements simultaneously, including coordination with tax, valuation, and other specialist groups required to achieve audit objectives in accordance with standards enumerated by the PCAOB and American Institute of Certified Public Accountants. Her audit experience at Ernst & Young, LLP comprised of work within several industries including manufacturing, real estate, technology, media and entertainment, and telecommunications. Ms. Luck’s client portfolio included multinational SEC registrants, private issuers, and sub-orders. She then served as Senior Assistant Controller-Global Business Units and Mergers & Acquisitions at Oracle from March 2018 until September 2018 where she was responsible for overseeing the integration of general ledgers of newly acquired entities onto the Oracle Cloud Platform, which included ensuring compliance with accounting policies and intercompany eliminations. Ms. Luck earned a Bachelor of Science degree in Marketing from the University of Utah and earned a Master of Science degree in Accounting and Finance from the University of Maryland Global Campus. She is a licensed Certified Public Accountant in the state of California and is currently a student at Pacific Coast Banking School at the University of Washington.

John W. Dalton

Mr. Dalton joined Five Star Bank as Senior Vice President and Chief Credit Officer in 2011. He has more than 41 years of experience in the lending and banking industry. Prior to joining us, Mr. Dalton started his lending career with the Farm Credit System in 1980 as a Credit Analyst, then transitioned into roles as a Loan Officer, Branch Manager and Senior Vice President and Senior Lender. In 1991, Mr. Dalton moved to Stockmans Bank as their Senior Vice President and Chief Credit Officer. Through a merger in 2008, he later served as Senior Vice President and Region Credit Administrator at PremierWest Bank. Mr. Dalton currently serves on the Sacramento Metro-PAC board of directors and is a member of the District 3 Grower Liaison Committee for Blue Diamond. He is also a member of the Sacramento Sutter Club’s Member Service Committee. Mr. Dalton serves on the board of Project R.I.D.E., a nonprofit organization based in Elk Grove, California that provides those with disabilities with therapeutic horseback riding. Mr. Dalton graduated from California Polytechnic State University, San Luis Obispo, with a Bachelor of Science degree in Animal Science.

Michael E. Lee

Mr. Lee has served as our Senior Vice President and Chief Regulatory Officer since 2010. He joined us in 2005 as Chief Financial Officer after serving over 14 years with the Federal Deposit Insurance Corporation. He later transitioned to the position of Chief Credit Officer in 2007 and served in that position until being appointed Chief Regulatory Officer in 2010. Mr. Lee graduated from Midwestern State University in Texas with a Bachelor of Business Administration degree with a concentration in Economics. He graduated with honors from the Pacific Coast Banking School at the University of Washington. He serves on the boards of directors of the Sacramento Asian Pacific Chamber of Commerce and the Sacramento Regional Conservation Corps.

Lydia A. Ramirez

Ms. Ramirez serves as Senior Vice President and Chief Operations Officer and Chief DE&I Officer, a position she has held since 2021. She previously served as Senior Vice President and Director of Operations from 2018 to 2021 and as Senior Vice President and Director of Branch Administration from 2017 to 2018. Ms. Ramirez has over 16 years of experience in senior-level banking and is skilled in strategic operational processes and sales management. Before joining us, she served as Vice President and Multi-Branch Manager at MUFG Union Bank from 2010 to 2017 where she implemented and steered sales activities, developed a team to act as trusted client advisors, and provided leadership on operational integrity and compliance awareness. Ms. Ramirez graduated from the University of California, Davis, with a Bachelor of Science degree in Psychology and Bachelor of Arts degree in Spanish. She is a member of the UC Davis Alumni Association Board. She recently graduated from California State University, Sacramento, with a Master of Business Administration degree. Ms. Ramirez is also a graduate of CBA Executive Banking School. She is the Chair of the board of directors and a member of the executive committee of the Sacramento Hispanic Chamber of Commerce. She also serves on the boards of directors of the Sacramento Black Chamber of Commerce, the Sacramento Food Bank & Family Services, and the North Natomas Little League.

Michael A. Rizzo

Mr. Rizzo joined Five Star Bank in 2005 as Senior Vice President and Business Development Officer. He helped establish our business banking practice and developed commercial real estate loans. He opened our de novo Rancho Cordova office in June 2006. As of January 2017, he serves as our Senior Vice President and Chief Banking Officer, supporting and managing the bank’s team of Business Development Officers. As of January 2021, Mr. Rizzo also oversees our SBA division. He earned a Bachelor of Science degree in Business Administration with a concentration in Finance from California State University, Sacramento. He is also a graduate of Pacific Coast Banking School at the University of Washington. Mr. Rizzo currently serves as Board Chair of the American River Parkway Foundation.

Brett L. Wait

Mr. Wait first joined Five Star Bank in 2011 and currently serves as Senior Vice President and Chief Information Officer, a position he has held since 2018. He has over 15 years of community bank experience and information technology fluency and served in various roles with us including Operations Officer from 2011 to 2013, Vice President and Technology & Operations Manager from 2013 to 2015, and Senior Vice President and Chief Operating Officer from 2015 to 2017. He also served as Chief Information Officer of River City Bank from 2017 to 2018 where he was responsible for overseeing information technology, information security, and data analytics, before rejoining us in his current position in 2018. Mr. Wait graduated from the University of Wisconsin - Whitewater with a Bachelor of Business Administration degree in Finance. He also holds a Master of Business Administration degree from California State University, Sacramento.

Shelley R. Wetton

Ms. Wetton has served as Senior Vice President and Chief Marketing Officer, since 2018, after first joining Five Star Bank in 2015 as Vice President, Community Relations and Communications. She has 25 years of corporate branding, media relations, and strategic marketing expertise. She previously served as Vice President of Corporate Communications at The Buzz Oates Group of Companies where she worked for Buzz Oates for over 15 years and until his passing in 2013. She has worked closely with our board of directors since our inception in 1999.  Ms. Wetton is responsible for strategic branding initiatives and leads all marketing and branding efforts. She is also responsible for corporate partnerships and corporate giving. Ms. Wetton earned her Bachelor of Arts and Master of Arts degrees in English from California State University, Sacramento. She is a graduate of the Sacramento Metro Chamber Foundation’s 2018 Leadership Sacramento class. She currently serves on the board of directors of 3Strands Global Foundation. She recently served on the Board of Trustees of the Leukemia & Lymphoma Society from 2017 to 2020.

EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, the three of whom are referred to as our named executive officers (“NEOs”). This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For 2021, our NEOs were:

•	James E. Beckwith, President and Chief Executive Officer;
•	Michael A. Rizzo, Senior Vice President and Chief Banking Officer; and
•	John W. Dalton, Senior Vice President and Chief Credit Officer

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the fiscal years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary	Stock Awards(2)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation(5)	Total Compensation
James E. Beckwith	2021	$526,911	$988,074		$233,325	$143,592	(4)	$55,742	$1,947,644
President & CEO	2020	488,656	121,491	(3)	223,646	298,135	(4)	36,327	1,168,255
Michael A. Rizzo(1)	2021	256,495	146,966		72,222	—		29,056	504,739
SVP & CBO
John W. Dalton	2021	253,998	149,288		81,308	—		21,238	505,832
SVP & CCO	2020	246,900	10,836		74,689	—		22,515	354,940

(1)	Mr. Rizzo qualified as an NEO for the first time in 2021.
(2)	The amounts reported here do not reflect the actual economic value realized by each NEO. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, “Compensation—Stock Compensation (Topic 718).” For additional information, see Note 1 to our consolidated financial statements in our Annual Report on Form 10-K. The vesting schedules applicable to stock awards granted to our NEOs in 2021 and 2020 are described in the section entitled “—Outstanding Equity Awards at December 31, 2021” below.
(3)	$36,000 of the stock awards for Mr. Beckwith consisted of an award of 2,000 shares of our common stock for his service as a director granted on July 1, 2020, which vested immediately.
(4)	Represents the increase in value during each respective year of Mr. Beckwith’s vested accrued benefit under his salary continuation agreement.

(5)	All other compensation consisted of the following items:
Name	Year	Auto Expense	Life Insurance Premium	401(k) Matching Contributions	Cell Phone Reimbursement	Club Dues
James E. Beckwith	2021	$3,261	$4,164	$11,600	$1,217	$35,500
	2020	3,257	4,164	11,400	1,016	16,490
Michael A. Rizzo	2021	6,000	—	10,260	448	12,348
John W. Dalton	2021	6,000	—	10,160	706	4,372
	2020	6,000	—	11,400	743	4,372

Narrative Discussion of Summary Compensation Table

We have compensated our NEOs through a combination of base salary, cash bonuses, restricted stock awards and other benefits including perquisites. Our Compensation Committee, in consultation with our Chief Executive Officer, Chief Human Resources Officer, and compensation consultant, as appropriate, have reviewed and approved the annual compensation, including salary, bonus, and equity and non-equity incentive compensation, for the Company’s executive officers.

Base Salaries

The annual base salaries for Mr. Beckwith, Mr. Rizzo, and Mr. Dalton for the year ended December 31, 2021 were $526,911, $256,495, and $253,998, respectively. The annual base salaries for Mr. Beckwith and Mr. Dalton for the year ended December 31, 2020 were $488,656 and $246,900, respectively.

Bonuses

We do not have a written bonus plan applicable to our NEOs. Rather, our NEOs are eligible to receive an annual bonus equal to a specified percentage of his or her base salary, up to a specified maximum, with the portion of such bonus payable in stock awards, generally vesting over two years (as further described below in the section entitled “—Stock Awards”) and the remainder payable in cash. Individual and corporate performance goals and objectives, as well as individual target bonus amounts, for each NEO are established in advance by our Compensation Committee.

Stock Awards

A portion of each NEO’s annual bonus is payable in awards of shares of our common stock. Generally, for awards issued to executives prior to our IPO, one-third of such stock awards vested immediately upon grant, with the remainder vesting annually in equal installments over two years, provided the executive officer remains employed with us as of the applicable vesting date. Following our IPO, stock awards are issued under the terms of our Five Star Bancorp 2021 Equity Incentive Plan. For stock awards issued to executives in conjunction with our IPO, shares generally vest in equal annual installments over five years (seven years for our Chief Executive Officer), commencing on the one-year anniversary of the grant date, provided the executive officer remains employed with us as of the applicable vesting dates. For stock awards issued after our IPO, one-third of such stock awards vest immediately upon grant, with the remainder vesting annually in equal installments over two years, provided the executive officer remains employed with us as of the applicable vesting dates. We pay dividends on unvested shares of common stock granted to our NEOs.  In March 2021, we entered into letter agreements with our NEOs holding unvested stock awards outstanding prior to the IPO to memorialize the vesting and forfeiture conditions, transfer restrictions and dividend payment rights associated with such stock awards.

401(k) Plan

Our 401(k) Profit Sharing Plan and Trust (our “401(k) Plan”), is designed to provide retirement benefits to all eligible full-time and part-time employees. Our 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our NEOs, all of whom were eligible to participate in the 401(k) Plan in 2021, may elect to participate in the 401(k) Plan on the same basis as all other employees. Our 401(k) Plan is a safe harbor 401(k) Plan and, as such, the Company makes matching contributions equal to 100% of employee salary contribution deferrals up to 3% of pay, plus 50% of employee salary contribution deferrals between 3% and 5% of compensation for each payroll period, subject to certain limitations. An employee must contribute to receive the matching contribution.

Health and Welfare Benefits

Our NEOs are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including medical, dental, vision, disability, and basic group life insurance coverage. In addition, Mr. Beckwith is entitled to have his life insurance premium paid by us.

Perquisites

We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Mr. Beckwith utilizes an automobile purchased by us, and Mr. Dalton and Mr. Rizzo receive payments for use of their personal automobiles for business purposes. Please refer to the footnotes to the Summary Compensation Table above for other perquisites provided to our NEOs.

Employment Agreements with Named Executive Officers

The following provides a more detailed description of the employment agreements with each of our NEOs.

James E. Beckwith

The Bank entered into an employment agreement with James Beckwith, our President and Chief Executive Officer, dated as of January 3, 2019 (the “2019 Employment Agreement”), and a salary continuation agreement, most recently amended as of July 1, 2014. The initial three-year term under the 2019 Employment Agreement expired on January 2, 2022, and the Bank and Mr. Beckwith subsequently entered into an amended and restated employment agreement, effective as of January 3, 2022 (the “2022 Employment Agreement”), which replaced the 2019 Employment Agreement. Each of the 2019 Employment Agreement and the 2022 Employment Agreement has an initial three-year term expiring on the third anniversary of its effective date, with automatic one-year renewal periods thereafter, unless the Bank or Mr. Beckwith provide at least 60 days’ notice of non-renewal. The salary continuation agreement may be terminated only by mutual written agreement.

The 2019 Employment Agreement and the 2022 Employment Agreement each provide for payment of a base salary and bonus as determined periodically by the Compensation Committee. As of December 31, 2021, Mr. Beckwith’s annual bonus target was 50% of base compensation, up to a specified maximum of 75% of base compensation. The portion of Mr. Beckwith’s bonus earned that is equal to 18% of his base salary was payable in stock, two-thirds of which is subject to vesting, with the rest payable in cash. Mr. Beckwith is also eligible to participate in group employee benefit plans, including, without limitation, medical, dental and life insurance, that the Bank makes available to similarly situated employees from time to time. Under the 2019 Employment Agreement, Mr. Beckwith is eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives. Under the 2022 Employment Agreement, Mr. Beckwith is eligible to receive equity compensation as determined by the Compensation Committee of the Company, and is eligible for other incentive compensation as determined by the Compensation Committee. Mr. Beckwith also participates in a bank-owned life insurance policy.

In the event of termination of Mr. Beckwith’s employment by the Bank without cause or by him for good reason, as defined in the 2019 Employment Agreement or 2022 Employment Agreement, as applicable, the Bank must pay Mr. Beckwith a severance payment equal to 24 months of his then current base salary plus bonus. Under the 2022 Employment Agreement, Mr. Beckwith’s right to this severance payment is contingent upon his execution and non-revocation of a release of claims. In addition, the 2022 Employment Agreement provides that if any payments to Mr. Beckwith would be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, those payments are subject to a “best net” provision.

The 2019 Employment Agreement and the 2022 Employment Agreement include confidentiality and employee non-solicitation obligations for Mr. Beckwith. The 2022 Employment Agreement also includes a non-disparagement obligation for Mr. Beckwith.

Under the terms of his salary continuation agreement, Mr. Beckwith is entitled to a retirement benefit determined based on his age and years of service. Upon his attainment of the age of 65 or earlier termination after having completed a specified number of years of service with the Bank, his annual benefit would be equal to $175,000 per year, paid for the ten years following his retirement, in lieu of any other benefit under his salary continuation agreement and payable in accordance with a distribution schedule detailed in that agreement. We account for the provisions of Mr. Beckwith’s salary continuation agreement as a deferred compensation agreement. Additionally, in the event of a change in control, followed within 24 months by separation from service for good reason, as those terms are defined in his salary continuation agreement, the Bank must pay Mr. Beckwith $175,000 per year over the ten years following his attainment of age 65, payable in accordance with a distribution schedule detailed in that agreement.

Michael A. Rizzo

As of December 31, 2021, Mr. Rizzo was eligible for payment of a base salary and bonus as determined periodically by our Compensation Committee. Mr. Rizzo’s annual bonus target was 25% of base compensation, up to a specified maximum of 37.5% of base compensation. Mr. Rizzo was entitled to receive a specified number of shares of stock, two-thirds of which are subject to vesting, as a portion of his bonus, with the rest payable in cash. Mr. Rizzo was also eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives, as well as group employee benefit plans, including, without limitation, medical, dental, and life insurance, that we make available to similarly situated employees from time to time. We do not have any written employment arrangements with Mr. Rizzo.

John W. Dalton

As of December 31, 2021, Mr. Dalton was eligible for payment of a base salary and bonus as determined periodically by our Compensation Committee. Mr. Dalton’s annual bonus target was 25% of base compensation, up to a specified maximum of 37.5% of base compensation. Mr. Dalton was entitled to receive a specified number of shares of stock, two-thirds of which are subject to vesting, as a portion of his bonus, with the rest payable in cash. Mr. Dalton was also eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives, as well as group employee benefit plans, including, without limitation, medical, dental, and life insurance, that we make available to similarly situated employees from time to time. We do not have any written employment arrangements with Mr. Dalton.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding outstanding stock awards held by our NEOs as of December 31, 2021.

Name	Grant Date	Number of shares of common stock that have not vested(1)	Market value of shares of common stock that have not vested(2)	Equity incentive plan awards: number of shares of common stock that have not vested		Equity incentive plan awards: market value of shares of common stock that have not vested(2)
James E. Beckwith	1/16/2020	1,357	$40,710	—		—
	1/21/2021	3,262	$97,860	—		—
	5/7/2021	—	—	45,000	(3)	1,350,000
John W. Dalton	1/16/2020	172	5,160	—		—
	1/21/2021	344	10,320	—		—
	5/7/2021	—	—	7,000	(4)	210,000
Michael A. Rizzo	1/16/2020	129	3,870	—		—
	1/21/2021	258	7,740	—		—
	5/7/2021	—	—	7,000	(4)	210,000
(1)	Except where otherwise indicated, 1/3 of the total shares granted vested immediately upon grant, with the remainder vesting annually over two years in equal installments, provided the NEO remains employed with us as of the applicable vesting date. These shares were granted before our IPO and were not granted pursuant to an equity incentive plan.
(2)	The market value for our common stock is based on the closing price of our common stock on December 31, 2021 as reported by Nasdaq, which was $30.00 per share. These shares were granted before our IPO and were not granted pursuant to an equity incentive plan.
(3)	Shares vest in equal installments over a seven-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.
(4)	Shares vest in equal installments over a five-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.

2021 Equity Incentive Plan

In April 2021, the Company’s board of directors and shareholders approved the Five Star Bancorp 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which became effective upon the closing of our IPO. The Equity Incentive Plan provides for the grant of stock options, stock appreciation rights (“SARs”), performance awards, restricted stock, restricted stock units (“RSUs”), and other stock-based awards that the Compensation Committee determines are consistent with the purpose of the Equity Incentive Plan and the interests of the Company. Awards may be granted to our executives and other key employees, directors, and other service providers, and are designed to align the interests of the Equity Incentive Plan’s participants with the interests of our shareholders.

The total number of shares of our common stock reserved and available for grant and issuance pursuant to the Equity Incentive Plan will not exceed 1,700,000 shares. Each of these shares may be issued as an incentive stock option. The Equity Incentive Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance may be automatically replenished.

Administration

The Equity Incentive Plan is administered by our Compensation Committee, which is comprised of independent directors, subject to its right to delegate certain authority. Among other powers, the Compensation Committee has the authority to grant awards; determine eligible participants; determine the types of awards to be granted to each participant and designate the number of shares and all terms and conditions of the awards; establish, adopt, or revise any rules and policies as it may deem advisable to administer the Equity Incentive Plan; and make all other decisions and determinations that may be required under the Equity Incentive Plan.

Delegations

The Compensation Committee has delegated general administrative responsibilities with respect to the Equity Incentive Plan to the Chief Financial Officer.

Eligibility and Award Types

Officers, employees, consultants, independent contractors, directors, and other service providers may be eligible to receive awards under the Equity Incentive Plan, to the extent determined by the Compensation Committee. The Equity Incentive Plan allows the Compensation Committee to grant the following types of equity and equity-based awards, in each case subject to such vesting conditions and other terms specified by the Compensation Committee:

•	options to purchase shares of our common stock;
•	SARs, which equal the increase in the fair market value of a share of our common stock between the date of the grant and the date that the SAR is exercised;
•	restricted stock that is issued upon grant, subject forfeiture conditions until fully vested;
•	RSUs, which are payable in shares of our common stock or in cash equal to the fair market value of the shares as of the settlement date;
•	performance awards, which are payable in cash or shares of our common stock upon the attainment of performance goals set by the Compensation Committee; and
•	other stock-based awards in the discretion of the Compensation Committee, including grants of shares of our common stock that are not subject to a vesting period or forfeiture.

The stock options granted under the Equity Incentive Plan may be either non-statutory stock options or incentive stock options. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

Performance Awards

The Compensation Committee has authority to grant performance awards to participants on terms and conditions determined by the Committee, subject to the terms of the Equity Incentive Plan.  Participants who are granted performance awards will be entitled to receive payment if the performance goals established by the Compensation Committee are achieved and other applicable terms and conditions of the award are satisfied.

Awards granted under the Equity Incentive Plan may be subject to any claw-back or recoupment policy we may adopt, including any claw-back and recoupment provisions set forth in award agreements.

Limitations on Transfer

Generally, no award under the Equity Incentive Plan may be assigned or transferred other than by will or the laws of descent and distribution.

Acceleration upon Certain Events

The Equity Incentive Plan does not require accelerated vesting of awards upon any event. In the case of a change in control, unvested awards that are not assumed by a successor will become vested unless the Compensation Committee determines otherwise. However, the Compensation Committee may determine that a particular award will be eligible for vesting acceleration upon certain events, such as death, disability, change in control, or retirement.

Adjustments

Upon the occurrence of a change in our capitalization, such as a stock split; a merger, consolidation, separation, or other distribution of our stock or property; an extraordinary cash dividend; a reorganization; or our partial or complete liquidation, the Compensation Committee is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Equity Incentive Plan, as well as the number and kind of shares subject to outstanding awards under the Equity Incentive Plan (and, with respect to stock options and SARs, the exercise price), and/or such other equitable substitution or adjustments that the Compensation Committee may determine to be appropriate.

Termination and Amendment

Our board of directors may amend, alter, or discontinue the Equity Incentive Plan at any time, provided that any material amendment must be approved by the Company’s shareholders if required by applicable law or stock exchange rules. However, no amendment, alteration, or discontinuation may be made that would materially impair the rights of a recipient of an award without the recipient’s consent, unless the amendment is made to comply with applicable law, stock exchange rules, or accounting rules, or is permitted under the terms of the applicable award agreement or the terms of the Equity Incentive Plan in effect immediately prior to the grant date of the award.

Limitation of Liability and Indemnification

In our Amended and Restated Articles of Incorporation (“Articles”), we adopted provisions that eliminate the liability of our directors for monetary damages to the fullest extent permissible under California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•	acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
•	any transaction from which a director derived an improper personal benefit;
•	acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders;
•	acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; and
•	interested party transactions that violate Section 310 of the General Corporation Law of California (“CGCL”), loan guaranties contrary to Section 315 of the CGCL, or unlawful payments of dividends, distributions, or distributions of assets to shareholders after institution of dissolution proceedings of the Bank that violate Section 316 of the CGCL.

In addition, our Articles authorize us to provide indemnification to directors, officers, employees, or other agents through bylaw provisions, agreements with agents, vote of shareholders, or disinterested directors or otherwise to the fullest extent permitted by law.

Our Bylaws provide that we will indemnify directors and officers.

Our Bylaws further provide that we may advance expenses incurred by or on behalf of a director or officer in defending any proceeding for which indemnification is required or permitted before the final disposition of the proceeding, subject to limited exceptions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, section 18(k) of the Federal Deposit Insurance Act and implementing regulations of the Federal Deposit Insurance Corporation.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our insider trading policy.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation paid, earned, or awarded to each of our non-employee directors of the Company during the year ended December 31, 2021 for service as members of our board of directors and committees. The table also includes compensation attributable to the director’s service with the Bank. Mr. Beckwith is not shown in this table because he is compensated as an officer and did not receive any additional director compensation during the year ended December 31, 2021.

	Fees Earned
Name	Cash	Stock Awards(1)(2)		Total
Larry E. Allbaugh	$47,644	$90,000		$137,644
Michael D. Campbell	45,603	90,000		135,603
Shannon Deary-Bell	37,603	90,000		127,603
Philip M. Joffe	50,948	126,013	(3)	176,961
Warren P. Kashiwagi	9,817	—		9,817
Donna L. Lucas	1,452	—		1,452
David J. Lucchetti	73,603	90,000		163,603
David F. Nickum	39,255	90,000		129,255
Robert T. Perry-Smith	54,383	90,000		144,383
Kevin F. Ramos	45,669	90,000		135,669
Randall E. Reynoso	25,476	—		25,476
Judson T. Riggs	45,993	90,000		135,993
Leigh A. White	22,364	—		22,364
(1)	The amounts reported here do not reflect actual economic value realized by each director. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, “Compensation – Stock Compensation (Topic 718).” For additional information, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K. The assumptions used in calculating the grant date fair value of the stock awards and stock options reported in this table are set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” in our Annual Report on Form 10-K.
(2)	Mr. Kashiwagi, Ms. Lucas, Mr. Reynoso, and Ms. White joined our board of directors in 2021 and therefore did not receive any stock awards in the fiscal year ended December 31, 2021.
(3)	Upon his retirement in December 2021, Mr. Joffe was granted 1,140 restricted shares with a fair value of $31.59 per share, which vested immediately.

Prior to our IPO in May 2021, each of our directors were generally entitled to a $2,500 monthly cash retainer as well as additional monthly cash payments based on the director’s chairperson responsibilities in accordance with the following schedule.

•	Chairperson of the Board: $3,000
•	Audit Committee Chairperson: $2,500
•	Loan Committee Chairperson: $2,000
•	Compensation Committee Chairperson: $1,250
•	Governance and Nominating Committee Chairperson: $1,250
•	Asset Liability Committee Chairperson: $1,250

After our IPO, each of our directors were generally entitled to a $3,000 monthly cash retainer, an additional monthly payment of $458 for participation on one of the committees of the board of directors, as well as additional monthly cash payments based on the director’s chairperson responsibilities in accordance with the following schedule.

•	Chairperson of the Board: $3,000
•	Audit Committee Chairperson: $1,250
•	Loan Committee Chairperson: $1,000
•	Compensation Committee Chairperson: $625
•	Governance and Nominating Committee Chairperson: $625
•	Asset Liability Committee Chairperson: $625

Prior to our IPO, we annually granted shares of our common stock to each director, vesting immediately, as compensation for his or her service in the previous year. Following our IPO, stock awards are issued under the terms of the Equity Incentive Plan. In 2021, and in conjunction with our IPO, we granted shares of common stock to each director, which vested immediately, as compensation for his or her service during the period leading up to the IPO. Additionally, we annually grant shares of our common stock to each director, vesting monthly, as compensation for his or her service in the current year. We also offer reimbursements to our directors for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of our board of directors and committees.

STOCK INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our common stock as of March 22, 2022 for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors and NEOs individually; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days of March 22, 2022. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to equity awards that are exercisable within 60 days of March 22, 2022 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner.

The percentage of beneficial ownership is based on 17,246,299 shares of common stock outstanding as of March 22, 2022, which includes unvested portions of stock awards granted to certain of our executive officers, directors, and employees.

Unless otherwise indicated in the table below, the address for each beneficial owner is c/o Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670.

Name	Number of Shares Beneficially Owned	Percentage
Directors
David J. Lucchetti(1)	304,338	1.78%
David F. Nickum(2)	174,032	1.02%
Larry E. Allbaugh(3)	3,003,502	17.56%
James E. Beckwith(4)	444,668	2.59%
Michael D. Campbell(5)	277,161	1.62%
Shannon Deary-Bell(6)	67,800	*
Philip M. Joffe(7)	277,775	1.62%
Warren P. Kashiwagi(5)	526	*
Donna L. Lucas(8)	826	*
Robert T. Perry-Smith(9)	127,600	*
Kevin F. Ramos(10)	152,227	*
Randall E. Reynoso(5)	17,026	*
Judson T. Riggs(11)	91,816	*
Leigh A. White(5)	11,826	*
NEOs who are not Directors
Michael A. Rizzo(12)	17,474	*
John W. Dalton(13)	18,218	*
All Directors and Executive Officers of the Company as a group (20 persons)(14)	4,762,982	27.70%
Other 5% Shareholders
Philip Oates(15)	1,054,386	6.16%
Kathy Oates-Fairrington(16)	1,151,387	6.73%
T. Rowe Price Associates, Inc.(17)	1,004,597	5.87%

* Represents less than 1% of outstanding shares.

(1)	Reported shares held in a revocable trust for the benefit of Mr. Lucchetti, as to which trust he serves as trustee. The address for Mr. Lucchetti and the trust is 10600 White Rock Road, Suite 100, Rancho Cordova, CA 95670. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(2)	Reported shares held in a revocable trust for the benefit of Mr. Nickum, as to which trust he serves as trustee. The address for Mr. Nickum and the trust is 8656 Sparling Lane, Dixon, CA 95620. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(3)	Reported shares are held in six trusts: (i) 474,887 shares in a revocable trust for the benefit of Mr. Allbaugh, as to which trust he serves as trustee; (ii) 885,835 shares in an irrevocable trust for the benefit of Mr. Oates, Ms. Oates-Fairrington, Marvilyn Applegate and Judy Oates-Holt, as to which Mr. Allbaugh serves as co-trustee along with Mr. Oates and Ms. Oates-Fairrington; (iii) 410,695 shares in an irrevocable trust for the benefit of Ms. Oates-Fairrington, as to which Mr. Allbaugh serves as trustee; (iv) 410,695 shares in an irrevocable trust for the benefit of Mr. Oates, as to which Mr. Allbaugh serves as trustee; (v) 410,695 shares in an irrevocable trust for the benefit of Ms. Applegate, as to which Mr. Allbaugh serves as trustee; and (vi) 410,695 shares in an irrevocable trust for the benefit of Ms. Oates-Holt, as to which Mr. Allbaugh serves as trustee. The address for Mr. Allbaugh and all six trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(4)	Reported shares held as follows: (i) 442,668 shares in a revocable trust for the benefit of Mr. Beckwith, as to which trust he serves as trustee; and (ii) 1,000 shares each, held by two of Mr. Beckwith’s children. Reported shares include unvested portions of stock awards in the amount of 6,429 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 42,577 shares.

(5)	Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(6)	Reported shares are held in three trusts: (i) 57,970 shares in a revocable trust for the benefit of Ms. Deary-Bell, as to which trust she serves as trustee, (ii) 5,000 and 4,830 shares held in two irrevocable trusts, respectively, for the benefit of Ms. Deary-Bell’s children. The address for Ms. Deary-Bell and all three trusts is 2286 Stone Blvd, West Sacramento, CA 95691. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(7)	Mr. Joffe retired from the Company’s board of directors effective December 31, 2021.
(8)	Reported shares held in a revocable trust for the benefit of Ms. Lucas, as to which trust she serves as trustee. The address for Ms. Lucas and the trust is 1215 K Street, Suite 1010, Sacramento, CA 95814. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(9)	Reported shares held in an irrevocable trust for the benefit of Mr. Perry-Smith, as to which trust he serves as trustee. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(10)	Reported shares held in a revocable trust for the benefit of Mr. Ramos, as to which trust he serves as trustee. The address for Mr. Ramos and the trust is 555 Capitol Mall, Suite 900, Sacramento, CA 95814. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(11)	Reported shares held in a revocable trust for the benefit of Mr. Riggs, as to which trust he serves as trustee. The address for Mr. Riggs and the trust is 3500 American River Drive, Sacramento, CA 95864. Reported shares include unvested portions of stock awards in the amount of 210 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 737 shares.
(12)	Reported shares are held as follows: (i) 16,833 shares in a revocable trust for the benefit of Mr. Rizzo, as to which trust he serves as trustee; and (ii) 641 shares held for the benefit of Mr. Rizzo’s minor child. Reported shares include unvested portions of stock awards in the amount of 1,400 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 6,073 shares.
(13)	Reported shares include unvested portions of stock awards in the amount of 1,400 shares that will vest within 60 days. Reported shares exclude unvested portions of stock awards in the amount of 6,116 shares.
(14)	Reported shares exclude those held by Mr. Joffe, who retired from the Company’s board of directors effective December 31, 2021. Reported shares also exclude unvested portions of stock awards to executive officers and directors.
(15)	Reported shares are held in two trusts: (i) 168,551 shares in a revocable trust for the benefit of Mr. Oates, as to which trust he serves as trustee; and (ii) 885,835 shares in an irrevocable trust for the benefit of Mr. Oates, Ms. Oates-Fairrington, Ms. Applegate, and Ms. Oates-Holt, as to which Mr. Oates serves as co-trustee along with Mr. Allbaugh and Ms. Oates-Fairrington. The address for Mr. Oates and both trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(16)	Reported shares are held in two trusts: (i) 265,552 shares in a revocable trust for the benefit of Ms. Oates-Fairrington, as to which trust she serves as trustee; and (ii) 885,835 shares in an irrevocable trust for the benefit of Mr. Oates, Ms. Oates-Fairrington, Ms. Applegate, and Ms. Oates-Holt, as to which Ms. Oates-Fairrington serves as co-trustee along with Mr. Oates and Mr. Allbaugh. The address for Ms. Oates-Fairrington and both trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(17)	Reported shares are based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2022 disclosing that it held sole voting power over 252,983 shares and sole dispositive power over 1,004,597 shares, beneficially owning in the aggregate 1,004,597 shares. As indicated on the aforementioned Schedule 13G, the address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2021, except for (i) one late report on Form 3 filed by Randall E. Reynoso in June 2021 to report his initial beneficial ownership of shares upon his appointment to the board of directors; (ii) one late report on Form 3 filed by Leigh A. White in July 2021 to report her initial beneficial ownership of shares upon her appointment to the board of directors; (iii) one late report on Form 4 filed by Robert T. Perry-Smith in August 2021 to report the acquisition of shares of the Company’s common stock; (iv) one late report on Form 4 filed by Brett L. Wait in November 2021 to report the acquisition of shares of the Company’s common stock; (v) one late report on Form 4 filed by Philip M. Joffe in December 2021 to report acquisition of restricted stock awards to acquire shares of the Company’s common stock; and (vi) one late report on Form 3 filed by Donna L. Lucas in January 2022 to report her initial beneficial ownership of shares upon her appointment to the board of directors.

OTHER INFORMATION

Transactions with Related Parties

Transactions by us or the Bank with related parties are subject to formal written policies that are designed to ensure compliance with regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions between the Bank and its affiliates, and Regulation O, which governs certain extensions of credit by the Bank to directors, executive officers, principal shareholders, and their related interests. Any related party transactions, other than loans, must be approved by our Audit Committee.

Our board of directors adopted a written policy that complies with all applicable requirements concerning related party transactions, including those of the SEC and Nasdaq. Transactions that are determined to be related party transactions in accordance with our policy are referred to the board of directors for approval. In determining whether to approve a related party transaction, the board of directors considers, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the consistency of the transaction with regulatory expectations, and the potential violations of other corporate policies.

The following is a description of each transaction since January 1, 2020 in which:

•	We have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•	any of our directors, executive officers, or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank, us, or our affiliates in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us.

As of December 31, 2021, we had approximately $9.4 million of loans outstanding to directors, executive officers, principal shareholders and their immediate family members and affiliates of the Bank and the Company, and we had no unfunded loan commitments to these persons. Of the loans outstanding, $0.3 million were cash secured or 100%-guaranteed by SBA. As of December 31, 2021, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans.

We expect to continue to enter into transactions in the ordinary course of business on similar terms with our directors, executive officers and principal shareholders, as well as their immediate family members and affiliates.

Tax Sharing Agreement

Prior to our IPO, we were an S Corporation for U.S. federal income tax purposes. While we were an S Corporation, our shareholders (“S Corp. Shareholders”) were taxed on our income as individuals. Therefore, our S Corp. Shareholders received certain distributions (“tax distributions”) from us that were generally intended to equal the amount of tax our S Corp. Shareholders were required to pay with respect to our income. In connection with our IPO, our S Corporation status was terminated, and we thereafter became subject to federal and increased state income taxes. In the event of an adjustment to our reported taxable income for periods prior to termination of our S Corporation status, it is possible that our S Corp. Shareholders would be liable for additional income taxes for those prior periods. Therefore, we entered into a S Corporation and Termination and Tax Sharing Agreement (the “Tax Sharing Agreement”) with our S Corp. Shareholders. Pursuant to this agreement, upon our filing of any tax return (amended or otherwise), in the event of any restatement of our taxable income pursuant to a determination by, or a settlement with, a taxing authority, for any period during which we were an S Corporation, depending on the nature of the adjustment, we may be required to make a payment to our S Corp. Shareholders in an amount equal to our S Corp. Shareholders’ incremental tax liability, which amount may be material. In addition, we will indemnify our S Corp. Shareholders with respect to unpaid income tax liabilities to the extent that such unpaid income tax liabilities are attributable to an adjustment to our taxable income for any period after our S Corporation status terminated. In both cases, the amount of the payment will be based on the assumption that our S Corp. Shareholders are taxed at the highest rate applicable to married individuals filing jointly for the relevant periods. We will also indemnify our S Corp. Shareholders for any interest, penalties, losses, costs, or expenses arising out of any claim under the agreement. However, our S Corp. Shareholders will indemnify us with respect to our unpaid tax liabilities (including interest and penalties) to the extent that such unpaid tax liabilities are attributable to a decrease in our S Corp. Shareholders’ taxable income for any tax period and a corresponding increase in our taxable income for any period.

In the second quarter of 2021, we made a payment of approximately $27.0 million under the Tax Sharing Agreement in connection with our estimated final tax return as an S Corporation. In March 2022, based on the filing of our final S Corporation tax return, we paid an additional distribution, representing the remaining balance of our accumulated adjustments account, of approximately $4.9 million to our S Corp. shareholders of record as of May 3, 2021, under the Tax Sharing Agreement. The table below shows the material distributions that were made to our directors, executive officers, and principal shareholders in connection with the 2021 payment:

Name	Distribution
David J. Lucchetti(1)	$678,978
David F. Nickum(1)	359,729
Larry E. Allbaugh(2)	7,304,173
James E. Beckwith(3)	1,022,887
Michael D. Campbell(4)	654,481
Philip M. Joffe(4)	654,481
Robert T. Perry-Smith(1)	137,533
Kevin F. Ramos(1)	306,306
Judson T. Riggs(1)	158,299
Philip Oates(5)	2,583,246
Kathy Oates-Fairrington(6)	2,820,898
Frank Ramos(7)	1,826,186
(1)	Mr. Lucchetti, Mr. Nickum, Mr. Perry-Smith, Mr. Ramos, and Mr. Riggs serve on our board of directors.
(2)	Mr. Allbaugh serves on our board of directors and is a principal shareholder. Consists of (i) $2,170,295 paid to the Oates Administrative Trust, for which Mr. Allbaugh, who serves on our board of directors, along with Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, serve as trustees; (ii) $1,109,066 paid to the Larry and Laura Allbaugh Living Trust, dated November 5, 1997, for which Mr. Allbaugh and his wife serve as trustees; (iii) $1,006,203 paid to the QSST Subtrust of the Marvilyn E. Applegate Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; (iv) $1,006,203 paid to the QSST Subtrust of the Judy Oates-Holt Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; (v) $1,006,203 paid to the QSST Subtrust of the Kathryn Oates-Fairrington Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; and (vi) $1,006,203 paid to the QSST Subtrust of the Philip D. Oates Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee.
(3)	Mr. Beckwith is our President and Chief Executive Officer and serves on our board of directors.
(4)	At the time of the aforementioned transaction, Mr. Campbell and Mr. Joffe served on our board of directors.
(5)	Mr. Oates is a principal shareholder. Consists of (i) $2,170,296 paid to the Oates Administrative Trust, for which Mr. Oates, along with Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Ms. Oates-Fairrington, who is a principal shareholder, serve as trustees; and (ii) $412,950 paid to The Philip and Jana Oates Family Trust, dated October 11, 2002, for which Mr. Oates and his wife serve as trustees.
(6)	Ms. Oates-Fairrington is a principal shareholder. Consists of (i) $2,170,296 paid to the Oates Administrative Trust, for which Ms. Oates-Fairrington, along with Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Mr. Oates, who is a principal shareholder, serve as trustees; and (ii) $650,602 paid to The Gregory Fairrington & Kathy Oates-Fairrington Living Trust, dated September 15, 2011, for which Ms. Oates-Fairrington serves as a trustee.
(7)	Immediately prior to our IPO and this distribution, Mr. Ramos was a principal shareholder.

Stockholders Agreements

Certain of our existing shareholders purchased shares of our common stock in a private placement which took place on September 17, 2020. In connection with this private placement, we and the subscribing shareholders entered into stockholders agreements, dated September 15, 2020, which, among other things, restricted the transfer of the shares of our common stock issued in the private placement, obligated us to elect to be treated as an S Corporation for U.S. federal income tax purposes and, obligated us to make annual distributions, subject to the approval of the Federal Reserve or the California Department of Financial Protection and Innovation, as applicable, to offset the tax liability of the shareholders arising due to our S Corporation status. The aforementioned stockholders agreement terminated automatically upon the termination of our S Corporation status, which occurred in conjunction with our IPO.

With respect to this September 17, 2020 private placement, certain of our shareholders purchased an aggregate of 1,250,000 shares of our common stock for an aggregate price of approximately $12,500,000. The following table summarizes purchases by certain of our related parties in connection with this September 2020 private placement:

Shareholder	Total Purchase Price
James E. Beckwith and affiliated entities(1)	$468,870
David J. Lucchetti and affiliated entities(2)	424,800
David F. Nickum and affiliated entities(3)	364,420
Larry E. Allbaugh and affiliated entities(4)	3,496,700
Michael D. and Rosemary A. Campbell(5)	412,490
Shannon Deary-Bell and affiliated entities(6)	248,540
Philip M. Joffe and Margaret Carrera(7)	412,490
Robert T. Perry-Smith(8)	261,360
Kevin F. Ramos and affiliated entities(9)	339,640
Judson T. Riggs and affiliated entities(10)	270,990
Philip Oates and affiliated entities(11)	1,198,140
Kathy Oates-Fairrington and affiliated entities(12)	1,308,370
Frank Ramos and affiliated entities(13)	847,000
(1)	Consists of 46,887 shares purchased by the Beckwith Family Trust, dated April 10, 1998, for which Mr. Beckwith, who serves as our President and Chief Executive Officer and on our board of directors, and his wife serve as trustees.
(2)	Consists of 42,480 shares purchased by the Lucchetti Family Trust, dated May 23, 2001, for which Mr. Lucchetti, who serves on our board of directors, and his wife serve as trustees.

(3)	Consists of 36,442 shares purchased by the Nickum Family Trust, dated March 14, 2008, for which Mr. Nickum, who serves on our board of directors, and his wife serve as trustees.
(4)	Consists of (i) 100,661 shares purchased by the Oates Administrative Trust, for which Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, along with Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, serve as trustees; (ii) 62,333 shares by the Larry and Laura Allbaugh Living Trust, dated November 5, 1997, for which Mr. Allbaugh and his wife serve as trustees; (iii) 46,669 shares purchased by the QSST Subtrust of the Marvilyn E. Applegate Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; (iv) 46,669 shares purchased by the QSST Subtrust of the Judy Oates-Holt Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; (v) 46,669 shares purchased by the QSST Subtrust of the Kathryn Oates-Fairrington Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; and (vi) 46,669 shares purchased by the QSST Subtrust of the Philip D. Oates Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee.
(5)	At the time of the aforementioned transaction, Mr. Campbell served on our board of directors.
(6)	Consists of 24,854 shares purchased by The Bell Family Revocable Trust, dated December 14, 1994, for which Ms. Deary-Bell, who serves on our board of directors, and her husband serve as trustees.
(7)	At the time of the aforementioned transaction, Mr. Joffe served on our board of directors.
(8)	Mr. Perry-Smith serves on our board of directors.
(9)	Consists of 33,964 shares purchased by the Kevin and Kathleen Ramos Living Trust, dated October 26, 1999, for which Mr. Ramos, who serves on our board of directors, and his wife serve as trustees.
(10)	Consists of 27,099 shares purchased by The Riggs Family Trust, dated May 11, 2006, for which Mr. Riggs, who serves on our board of directors, and his wife serve as trustees.
(11)	Consists of (i) 100,661 shares purchased by the Oates Administrative Trust, for which Mr. Oates, who is a principal shareholder, along with Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Ms. Oates-Fairrington, who is a principal shareholder, serve as trustees; and (ii) 19,153 shares purchased by The Philip and Jana Oates Family Trust, dated October 11, 2002, for which Mr. Oates and his wife serve as trustees.
(12)	Consists of (i) 100,661 shares purchased by the Oates Administrative Trust, for which Ms. Oates-Fairrington who is a principal shareholder, along with Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Mr. Oates, who is a principal shareholder, serve as trustees; and (ii) 30,176 shares purchased by The Gregory Fairrington & Kathy Oates-Fairrington Living Trust, dated September 15, 2011, for which Ms. Oates-Fairrington serves as a trustee.
(13)	Consists of 84,700 shares purchased by The Frank C. and Joanne M. Ramos Trust, dated September 22, 2005, for which Mr. Ramos and his wife serve as trustees. At the time of the aforementioned transaction, Mr. Ramos was a principal shareholder.

Subordinated Notes

On November 8, 2019, we completed a private placement of $3,750,000 in aggregate principal amount of 5.50% fixed-to-floating rate subordinated notes due September 15, 2027 (the “2019 Subordinated Notes”), to certain qualified investors. The 2019 Subordinated Notes bear interest at a fixed rate of 5.50% per annum until September 15, 2022, at which point the rate will be adjusted to float at a rate equal to the three-month LIBOR rate plus 354.4 basis points (3.75% as of December 31, 2021) until maturity.

The following table summarizes purchases of the 2019 Subordinated Notes by certain of our related parties.

Noteholder	Total Purchase Price
David J. Lucchetti and affiliated entities(1)	$1,500,000
Larry E. Allbaugh and affiliated entities(2)	1,000,000
Kevin F. Ramos and affiliated entities(3)	1,000,000
Michael D. and Rosemary A. Campbell(4)	250,000

(1)	Consists of (i) $500,000 in aggregate principal amount of 2019 Subordinated Notes purchased by the Lucchetti Family Trust, dated May 23, 2001, in which Mr. Lucchetti, who serves on our board of directors, and his wife serve as trustees and (ii) $1,000,000 in aggregate principal amount of 2019 Subordinated Notes purchased by Pacific Coast Financial, LLC, an entity controlled by Mr. Lucchetti.
(2)	Consists of $1,000,000 in aggregate principal amount of 2019 Subordinated Notes purchased by the Marvin L. Oates Administrative Trust, for which Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, serves as a trustee. Kathy Oates-Fairrington and Philip Oates, who are two of our principal shareholders, also serve as trustees of the Marvin L. Oates Administrative Trust.
(3)	Consists of $1,000,000 in aggregate principal amount of 2019 Subordinated Notes purchased by BOGC Insurance Company, Inc., an entity controlled by Kevin Ramos and Larry Allbaugh, who serve on our board of directors, as well as Mr. Allbaugh being a principal shareholder, and Philip Oates, who is one of our principal shareholders.
(4)	At the time of the aforementioned transaction, Mr. Campbell served on our board of directors.

On September 28, 2017, we completed a private placement of $25,000,000 in aggregate principal amount of 6.0% fixed-to-floating rate subordinated debts due September 15, 2027 (the “2017 Subordinated Notes”), to certain qualified investors. The 2017 Subordinated Notes bear interest, payable semi-annually, at the rate of 6.0% per annum until September 15, 2022, at which point the rate will be adjusted to float at a rate equal to the three-month LIBOR rate plus 404.4 basis points (4.25% as of December 31, 2021) until maturity. OK&B LLC, which is an entity controlled by two of our principal shareholders, Kathy Oates-Fairrington and Philip Oates, purchased an aggregate of $8,000,000 of 2017 Subordinated Notes.

For the years ended December 31, 2021 and 2020, the combined carrying value of the subordinated notes was $28,386,000 and $28,320,000, respectively, and our interest expense on the notes for the years ended December 31, 2021 and 2020 was $1,773,000.

Other Transactions

We leased our branch located in Sacramento (Natomas) from Pac West Office Equities, a partnership in which our directors, Larry Allbaugh, who is also a principal shareholder, and Kevin Ramos, and principal shareholders, Kathy Oates-Fairrington, Philip Oates, and Frank Ramos, are partners, until July 13, 2021, at which time the ownership of the property was transferred to an unrelated third-party landlord. Under this lease, rent expense was approximately $223,000 and $225,000 in 2021 and 2020, respectively, of which $111,000 and $225,000, respectively, were paid to Pac West Office Equities. We believe these expenses to be consistent with prevailing market terms.

On July 13, 2020 and August 12, 2020, we issued and sold 30,000 shares and 20,000 shares of common stock at a purchase price of $18.00 per share to Robert Perry-Smith and Shannon Deary-Bell, respectively, both of whom are our directors, for aggregate consideration of $540,000 and $360,000, respectively.

Our compensation for certain of our executive officers is described in the section entitled “Executive Compensation,” and we compensate our directors for the services they provide as described in the section entitled “Director Compensation.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, section 18(k) of the FDI Act and implementing regulations of the FDIC. For more information, see the section entitled “Executive Compensation—Limitation of Liability and Indemnification.”

Shareholder Communications

The Company encourages shareholder communications to the board of directors and/or individual directors. Shareholders who wish to communicate with the board of directors or an individual director should send their communications to the care of the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance and Nominating Committee.

AMENDED AND RESTATED BYLAWS

OF

FIVE STAR BANCORP

(As adopted on [________], 2022)

ARTICLE I

Offices

Section 1.1. Principal Office. The principal executive office of the corporation is hereby located at such place as the board of directors (the “Board”) shall determine. The Board is hereby granted full power and authority to change said principal executive office from one location to another.

Section 1.2. Other Offices. Other business offices may, at any time, be established by the Board at such other places as it deems appropriate.

ARTICLE II

Meetings of Shareholders

Section 2.1. Place of Meetings. Meetings of shareholders may be held at such place within or outside the state of California, or at no place, as designated by the Board, or by means of remote communication. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.2. Annual Meeting. (a) The annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by the Board. The date so designated shall be within fifteen months after the last annual meeting. At such meeting, directors shall be elected, and any other proper business within the power of the shareholders may be transacted. The Board may postpone, reschedule or cancel any annual meeting.

To the extent permitted by applicable law, nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at a meeting of shareholders: (i) pursuant to the corporation’s notice of meeting of shareholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board; or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving the shareholder’s notice provided in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a shareholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of shareholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of shareholders.

(b) At an annual meeting of the shareholders, only such business shall be conducted as is a proper matter for shareholder action under California law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a) of these bylaws, the shareholder must deliver written notice to the secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 2.2(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 2.2(c). Such shareholder’s notice shall set forth: (A) as to each nominee such shareholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement that such nominee agrees to tender an irrevocable resignation to the secretary, to be effective upon (x) such person’s failure to receive the required vote for re-election in any uncontested election at which such person would face re-election and (y) acceptance of such resignation by the Board and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 2.2(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a) of these bylaws, the shareholder must deliver written notice to the secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 2.2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 2.2(c). Such shareholder’s notice shall set forth: (A) as to each matter such shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of any Proponent (as defined below) (including any anticipated benefit of such business to any Proponent other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate); and (B) the information required by Section 2.2(b)(iv).

(iii) To be timely, the written notice required by Section 2.2(b)(i) or 2.2(b)(ii) must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided that, subject to the last sentence of this Section 2.2(b)(iii), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a shareholder’s notice as described above.

(iv) The written notice required by Section 2.2(b)(i) or 2.2(b)(ii) shall also set forth, as of the date of the notice and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.2(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 2.2(b)(i)) or to carry such proposal (with respect to a notice under Section 2.2(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(c) A shareholder providing written notice required by Section 2.2(b)(i) or 2.2(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.2(c), such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.2(c), such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 2.2(b)(iii) to the contrary, in the event that the number of directors of the Board of the corporation is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the corporation at least ten days before the last day a shareholder may deliver a notice of nomination in accordance with Section 2.2(b)(iii), a shareholder’s notice required by this Section 2.2 and which complies with the requirements in Section 2.2(b)(i), other than the timing requirements in Section 2.2(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(e) A person shall not be eligible for election as a director unless the person is nominated either in accordance with clause (ii) of Section 2.2(a), or in accordance with clause (iii) of Section 2.2(a). Except as otherwise required by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, or the Proponent does not act in accordance with the representations in Sections 2.2(b)(iv)(D) and 2.2(b)(iv)(E), to declare that such proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 2.2, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, a shareholder must also comply with all applicable requirements of the 1934 Act. Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided that any references in these bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.2(a)(iii) of these bylaws.

(g) For purposes of Section 2.2,

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, and Rule 12b-2 under the 1934 Act.

(ii) a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(D) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(iii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 2.3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the chairperson of the Board, the president, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time and place of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered mail to the chairperson of the Board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 2.4. Notice of Meetings. Electronic notice, in accordance with Section 2.5, of each annual or special meeting of shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, as amended (the “Code”), (b) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (c) a reorganization of the corporation, pursuant to Section 1201 of the Code, (d) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

Section 2.5. Manner of Giving Notice. Notice of a shareholders’ meeting shall be given either in writing or by electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the shareholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of shareholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any shareholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.6. Quorum. A majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7. Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time, either by the chairperson of the meeting or by the vote of a majority of the shares represented either in person or by proxy at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders’ meeting is adjourned for more than 45 days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.8. Voting. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation as of the record date determined in accordance with Section 2.9. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Section 2.12. An agent so appointed need not be a shareholder.

Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

On any matter any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively shall also constitute at least a majority of the required quorum), other than the election of directors, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

Shareholders are prohibited from cumulating their votes in any election of directors of the corporation. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the director and votes withheld shall have no legal effect.

Section 2.9. Record Date.

(a)	The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to give written consent to corporate action without a meeting. The record date so fixed shall be not more than 60 days nor less than ten days prior to the date of the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to give written consent to corporate action without a meeting, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A record date for a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days. If no record date is fixed by the Board, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day preceding the day on which notice of the meeting is given or, if notice is waived, the close of business on the business day preceding the day on which the meeting is held, and (ii) the record date for determining shareholders entitled to give consent pursuant to Section 2.11, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.
(b)	The Board may fix, in advance, a record date for the determination of the shareholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days prior to any such action. When a record date is so fixed, only shareholders of record on that date are entitled to receive the dividend, distribution, or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed by the Board, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Section 2.10. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes of the meeting, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4, the waiver of notice, consent or approval shall state the general nature of the proposal.

Section 2.11. Action by Written Consent Without a Meeting. Subject to Section 603 of the Code, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares, or their proxies, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records; provided that (a) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous consent shall be given, as provided by Section 603(b) of the Code, and (b) in the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided that subject to applicable law, a director may be elected at any time to fill a vacancy on the Board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Section 2.12. Proxies. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the secretary of the corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless: (a) revoked by the person executing it prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting of shareholders, by attendance at such meeting and voting in person by the person executing the proxy; or (b) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 2.13. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one or three inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the Code and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and the effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. In the event that any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairperson of the Board.

Section 2.14. Conduct of Meetings. The president shall preside at all meetings of the shareholders and shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The presiding officer’s rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the presiding officer shall have all the powers usually vested in the presiding officer of a meeting of shareholders.

ARTICLE III

Directors

Section 3.1. Powers. Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operations of the business of the corporation to an officer, agent or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these bylaws:

(a)	to select and remove all the other officers, agents and employees of the corporation, prescribe any qualifications, powers and duties for them that are consistent with law, the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service;
(b)	to conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the articles of incorporation or these bylaws, as they may deem best;
(c)	to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;
(d)	to authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful;
(e)	to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor and any agreements pertaining thereto;
(f)	to prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed;
(g)	to appoint and designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee;
(h)	to provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors;
(i)	to change the principal executive and principal office for the transaction of the business of the corporation from one location to another as provided in Section 1.1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or outside of the State of California, as provided in Section 1.2 hereof; to designate any place within or outside of the State of California for the holding of any shareholders’ meeting or meetings; and
(j)	generally, to do and perform every act or thing whatever that may pertain to or be authorized by the board of directors of a corporation incorporated under the laws of the State of California.

Section 3.2. Number and Qualification of Directors. The authorized number of directors of the corporation shall not be less than ~~five~~nine nor more than ~~fifteen~~seventeen, until this range is changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the range specified in the articles of incorporation or in this Section 3.2 ~~initially~~: (i) by a resolution ~~duly adopted by the Board and thereafter by a bylaw or amendment thereof~~ duly adopted by the Board or the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; ~~or~~ (ii) by a bylaw or amendment thereof duly adopted by the Board; or (iii) by approval of the shareholders (as defined in Section 153 of the Code).

Section 3.3. Nominations of Directors. Nominations for election of members of the Board may be made by the Board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations for election of members of the Board may be made at an annual meeting of shareholders in accordance with Section 2.2.

Section 3.4. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified. Notwithstanding the rule stated herein that directors shall be elected annually, each director continuing to serve as such at the time of an annual or special meeting of the shareholders shall nevertheless continue as a director until the expiration of the term to which he or she was previously elected by the shareholders, or until his or her earlier prior death, resignation or removal.

Section 3.5. Vacancies. Vacancies on the Board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified. A vacancy on the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairperson of the Board, the president, secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 3.6. Place of Meetings. Regular or special meetings of the Board shall be held at any place within or outside the state of California which has been designated in the notice of meeting or if there is no notice, at the principal executive office of the corporation, or at a place or no place, as designated by resolution of the Board or by the written consent of all members of the Board, or may be held by means of remote communication. Any regular or special meeting is valid wherever held (including by means of remote communication) if held upon written consent of all members of the Board given either before or after the meeting and filed with the secretary of the corporation.

Section 3.7. Regular Meetings. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board shall be held from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive offices of the corporation. Special meetings of the Board may be held either at a place so designated, within the State of California, or at the principal executive office. There shall be no required notice period for any regular meeting of the Board.

Section 3.8. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Lead Independent Director (as defined below) (if appointed), the president, any vice president, the secretary or by any two directors.

The person or persons calling a special meeting of the Board shall, at least 24 hours before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, facsimile, or other electronic transmission; by mail or private carrier; or in the manner and to the extent permitted by applicable law.

Special meetings may be held without notice by the waiver of notice by the directors.

Section 3.9. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by the articles of incorporation and subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest) and Section 317(e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.10. Participation in Meetings by Remote Communication. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment or other means of remote communication not prohibited by applicable law, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

Section 3.11. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, before the meeting or at its commencement, the lack of notice to such director. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and/or place. Notice of the time and/or place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or a duly authorized committee thereof by the Board or such duly authorized committee thereof may be taken without a meeting if all members of the Board or such committee shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board or committee, as the case may be. Such action by written consent shall have the same effect as a unanimous vote of the board.

Section 3.14. Fees and Compensation. Directors and members of committees shall be entitled to such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

Section 3.15. Rights of Inspection. Every director of the corporation shall have the right at any reasonable time to inspect and copy all books, records and documents of the corporation and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 3.16. Removal of Director without Cause. Subject to any limitation imposed by applicable law, the Board or any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3 percent of the then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Section 3.17. Chairperson. The chairperson of the Board, if appointed and when present, shall preside at all meetings of the Board and exercise and perform such other powers and duties as may be assigned from time to time by the Board.

Section 3.18. Vice Chairperson. The vice chairperson of the Board, if appointed and when present, shall, in the absence of the chairperson of the Board, preside at all meetings of the Board and shareholders and exercise and perform such other powers and duties as may be assigned from time to time by the Board.

Section 3.19. Lead Independent Director. The chairperson of the Board, or if the chairperson is not an independent director, one of the independent directors, may be designated by the independent members of the Board as lead independent director annually or until replaced by such members of the Board (“Lead Independent Director”), but such election shall not be required. The Lead Independent Director may be removed as Lead Independent Director by vote of a majority of the independent members of the Board. If appointed, the Lead Independent Director will serve as chairperson of Board meetings in the absence of both the chairperson and the vice chairperson of the Board or otherwise at their request, preside over meetings of the independent directors, and perform such other duties as may be established or delegated by the Board from time to time. For purposes of this Section, “independent” has the meaning set forth in the Nasdaq Stock Market listing rules, unless the corporation’s common stock ceases to be listed on the Nasdaq Stock Market and is listed on another exchange, in which case such exchange’s definition of “independent” shall apply.

ARTICLE IV

Officers

Section 4.1. Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant financial officers and such other officers as may be elected or appointed in accordance with the provisions of Section 4.3.

Section 4.2. Appointment. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5, shall be chosen by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be appointed, subject to the rights, if any, of an officer under any contract of employment.

Section 4.3. Subordinate Officers. The Board may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 4.4. Removal and Resignation. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any time, or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice by the Board or by the president, or by the secretary of the corporation, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointment to such office.

Section 4.6. President. Subject to such powers, if any, as may be given by the Board to the chairperson of the Board, if there shall be such an officer, the president is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and in the absence of both the chairperson of the Board and the vice chairperson, or if there be none, at all meetings of the Board. The president has the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board.

Section 4.7. Vice President. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board or, if not ranked, the vice president designated by the Board, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by these bylaws, the Board, the president or the chairperson of the Board.

Section 4.8. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice or waivers of notice thereof given, the names of those present at the Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, a copy of these bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the Code. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one is appointed, a record of its shareholders, or a duplicate record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the Board and of any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 4.9. Assistant Secretary. The assistant secretary or the assistant secretaries, in the order of their seniority, shall, in the absence or disability of the secretary, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the secretary and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the Board.

Section 4.10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and financial and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports that by law or these bylaws are required to be sent to them. The books of account shall at all times be open to inspection by any director of the corporation.

The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all transactions engaged in as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 4.11. Assistant Financial Officer. The assistant financial officer or the assistant financial officers, in the order of their seniority, shall, in the absence or disability of the chief financial officer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the chief financial officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the Board.

Section 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board or a duly authorized committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

Section 4.13. Officers Holding More Than One Office. Any one person may hold any number of offices of the corporation at one time unless specifically prohibited therefrom by law.

Section 4.14. Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

ARTICLE V

Committees

Section 5.1. Committees of Directors. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committees, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)	the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;
(b)	the filling of vacancies on the Board or in any committee;
(c)	the fixing of compensation of the directors for serving on the Board or on any committee;
(d)	the amendment or repeal of bylaws or the adoption of new bylaws;
(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or reparable;
(f)	the appointment of committees of the Board or the members thereof;
(g)	a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or
(h)	the appointment of any other committees of the Board or the members of these committees.

Section 5.2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board or a committee may adopt rules for the governance of the committee not inconsistent with the provisions of these bylaws.

ARTICLE VI

Indemnification

Section 6.1. Definitions. For use in this Article VI, certain terms are defined as follows:

(a)	“Agent”: A director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans and service on creditors’ committees with respect to any proceeding under the United States Bankruptcy Code of 1978, as amended, assignment for the benefit of creditors or other liquidation of assets of a debtor of the corporation), or a person who was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

(b)	“Loss”: All expenses, liabilities, and losses including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article.
(c)	“Proceeding”: Any threatened, pending or completed action, suit or proceeding including any and all appeals, whether civil, criminal, administrative or investigative.

Section 6.2. Right to Indemnification. Each person who is or was a director or officer of the corporation (or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise) including any current or former director or officer who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an Agent, is entitled to indemnification. In such cases, such person shall be indemnified and held harmless by the corporation to the fullest extent authorized by law. The right to indemnification conferred in this Article VI shall be a contract right. It is the corporation’s intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the Code, as authorized by the corporation’s articles of incorporation.

Section 6.3. Authority to Advance Expenses. The right to indemnification provided in Section 6.2 of these bylaws shall include the right to be paid, in advance of a Proceeding’s final disposition, expenses incurred in defending that Proceeding; provided that if required by the California General Corporation Law, as amended, the payment of expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the person entitled to indemnification hereunder to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized under this Article VI or otherwise. The indemnified party’s obligation to reimburse the corporation for advances shall be unsecured and no interest shall be charged thereon.

Section 6.4. Right of Claimant to Bring Suit. If a claim under Section 6.2 or 6.3 of these bylaws is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not already met the applicable standard of conduct.

Section 6.5. Provisions Nonexclusive. The rights conferred on any person by this Article V shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the articles of incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

Section 6.6. Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Loss asserted against or incurred by such person, whether or not the corporation would have the power to indemnify such Agent against such Loss under applicable law or the provisions of this Article VI. If the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the Code.

Section 6.7. Survival of Rights. The rights provided by this Article VI shall continue as to a person who is entitled to be indemnified hereunder and has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.8. Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.9. Effect of Amendment. Any amendment, repeal or modification of this Article VI shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

Section 6.10. Subrogation. Upon payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of an Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 6.11. No Duplication of Payments. The corporation shall not be liable under this Article VI to make any payment in connection with any claim made against an Agent to the extent such Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VII

Other Provisions

Section 7.1. Inspection of Corporate Records.

(a)	A shareholder or shareholders of the corporation holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of the outstanding voting shares and have filed a Schedule 14B with the SEC relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:
(i)	inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or
(ii)	obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand. The corporation shall have a responsibility to cause the transfer agent to comply with this Section 7.1.
(b)	The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.
(c)	The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as a holder of such voting trust certificate. The right of inspection created by this Section 7.1(c) shall extend to the records of each subsidiary of the corporation. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

Section 7.2. Execution of Documents, Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance or other instrument in writing and any assignment or endorsement thereof executed or entered into between the corporation and any other person, when signed by the chairperson of the Board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer of the corporation, or when stamped with a facsimile signature of such appropriate officers in the case of share certificates, shall be valid and binding upon the corporation in the absence of actual knowledge on the part of the other person that the signing officers did not have authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 7.3. Certificates of Stock. Unless otherwise provided in the articles of incorporation or herein, every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by any officer authorized to sign stock certificates, certifying the number of shares and the class or series of shares owned by the shareholder. The signatures on the certificates may be facsimile signatures. If any officer, transfer agent or registrar who has signed a certificate or whose facsimile signature has been placed upon the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Except as provided in this Section 7.3, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the state of California.

Notwithstanding any other provision of these bylaws and this Section 7.3, the corporation shall be entitled to issue in its discretion uncertificated securities in compliance with California Corporations Code Section 416(b), as amended, subject to the right of a holder of shares of the corporation to request issuance of a certificate in compliance with the provisions of this Section 7.3.

Section 7.4. Representation of Shares of Other Corporations. The president or any other officer or officers authorized by the Board or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other securities of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

Section 7.5. Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these bylaws, concerning the issuance, transfer and registration of certificated or uncertificated shares of stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and, in the case of certificated shares of stock, may require all such certificates to bear the signature or signatures of any of them or a facsimile thereof.

Section 7.6. Seal. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the word “Incorporated” and the date of its incorporation.

Section 7.7. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December of each year.

Section 7.8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Code and the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7.9. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which, upon being construed in the manner provided in this Section 7.9, shall be contrary to or inconsistent with any applicable provision of the Code or other applicable laws of the state of California or of the United States shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE VIII

Forum

Section 8.1. Exclusive Forum for Certain Litigation. Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the Northern District of California (or, in the event that the United States District Court for the Northern District of California does not have jurisdiction, any other federal or state court of California) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the corporation to the corporation or to the shareholders of the corporation, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Code or the Articles of Incorporation or these bylaws, or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation that is governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, including, in each case, the applicable rules and regulations promulgated thereunder. If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in share of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

ARTICLE IX

Amendments

Section 9.1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation and provided also that a bylaw reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

Section 9.2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1, bylaws, other than a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the Board.

FIVE STAR BANCORP

VOTE

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Your vote matters – here's how to vote!

Votes submitted electronically must be received by May 19, 2022 at 1:00 A.M., Pacific Time.

2022 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Withhold		For	Withhold		For	Withhold
01 - Larry E. Allbaugh	☐	☐	02 - James E. Beckwith	☐	☐	03 - Shannon Deary-Bell	☐	☐
04 - Warren P. Kashiwagi	☐	☐	05 - Donna L. Lucas	☐	☐	06 - David J. Lucchetti	☐	☐
07 - David F. Nickum	☐	☐	08 - Robert T. Perry-Smith	☐	☐	09 - Kevin F. Ramos	☐	☐
10 - Randall E. Reynoso	☐	☐	11 - Judson T. Riggs	☐	☐	12 - Leigh A. White	☐	☐

	For	Against	Abstain
2. Amendment of Five Star Bancorp's Bylaws to Change Range of Board of Directors	☐	☐	☐
3. Ratification of Selection of Moss Adams LLP as Five Star Bancorp's Independent Registered Public Accounting Firm for fiscal year 2022	☐	☐	☐

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01 - Larry E. Allbaugh 04 - Warren P. Kashiwagi 07 - David F. Nickum 02 - James E. Beckwith 05 - Donna L. Lucas 08 - Robert T. Perry-Smith 03 - Shannon Deary-Bell 06 - David J. Lucchetti 09 - Kevin F. Ramos For Withhold For Withhold For Withhold 1 U P X 10 - Randall E. Reynoso 11 - Judson T. Riggs 12 - Leigh A. White Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03MBKA + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR A Proposals 2 and 3. 2. Amendment of Bylaws to Change Range of Directors 3. Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. Attend to any other business properly presented at the meeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2022 Annual Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 5 3 9 4 9 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/FSBC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FSBC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by May 17, 2022 at 4:30 P.M., Pacific Time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FSBC Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2022 Shelley Wetton, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of FIVE STAR BANCORP to be held on May 19, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — FIVE STAR BANCORP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + 2022 Annual Meeting Admission Ticket 2022 Annual Meeting of FIVE STAR BANCORP Shareholders Thursday, May 19, 2022, 4:30 P.M. Pacific Time The Sutter Club 1220 9th Street, Sacramento, CA 95814 Upon arrival, please present this admission ticket and photo identification at the registration desk.